Registration No. 333-189893

As filed with the Securities and Exchange Commission on October 10, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MUSTANG ALLIANCES, INC.
(Name of small business issuer in its charter)

Nevada	1041	74-3206736
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

382 NE 191St, Suite #46843
Miami, Florida 33179
Telephone: (888)-251-3422
 (Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

382 NE 191St, Suite #46843
Miami, Florida 33179
Telephone: (888)-251-3422
(Address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
David Lubin, Esq.
David Lubin & Associates, PLLC
10 Union Avenue, Suite 5
Lynbrook, New York 11563
Telephone: (516) 887-8200
Facsimile: (516) 887-8250

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐      Accelerated filer ☐       Non-accelerated filer     ☐       Smaller reporting company    ☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.0001 per share (2)	13,500,000	$0.10	(3)	$1,350,000	$184.14
Common Stock, $.0001 per share (4)	13,500,000	$0.15	(5)	$2,025,000	$276.21
Common Stock, $.0001 per share (6)	30,000,000	$0.01	(7)	$300,000	$40.92
Total	57,000,000			$3,675,000	$501.27	*
________________
(1)
In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)
Represents our good faith estimate of the number of shares that are issuable to the selling security holder following the conversion of outstanding principal of a secured convertible promissory note held by the selling security holder to shares of our common stock.

(3)	Pursuant to Rule 457(g) of the Securities Act, calculated based upon the conversion price of a secured convertible promissory note held by the selling security holder.

(4)	Represents shares of common stock issuable upon the exercise of an outstanding warrant.

(5)	Pursuant to Rule 457(g) of the Securities Act, calculated based upon the exercise price of the warrants held by the selling security holders.

(6)
Represents the number of shares that were issued to the selling security holders following the conversion of outstanding principal of three promissory notes held by the selling security holders to shares of our common stock.

(7)	Fee calculated in accordance with Rule 457(g) of the Securities Act, calculated based upon the conversion price of promissory notes held by the four selling security holders.

*	Previously paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

MUSTANG ALLIANCES, INC.

13,500,000 shares of Common Stock issuable pursuant to Secured Convertible Promissory Note
13,500,000 shares of Common Stock issuable upon the exercise of a Warrant
30,000,000 shares of Common Stock

The prospectus relates to the resale by certain selling security holders of Mustang Alliances, Inc. of up to 57,000,000 shares of our common stock in connection with the resale of:

•      up to 13,500,000 shares of our common stock that may be issued pursuant to a secured convertible promissory note that were issued by us in connection with a private placement; and

•      up to 13,500,000 shares of our common stock which may be issued upon exercise of a certain warrant issued in connection with the private placement in which the secured convertible note was issued; and

•      30,000,000 shares of our common stock that are issued and outstanding which were converted in accordance with the terms of notes held by the selling security holders.

The selling security holders may offer to sell the shares of our common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, or at negotiated prices. We will bear all costs relating to the registration of these shares of our common stock. For a description of the plan of distribution of the shares, please see page 19 of this prospectus.

Our common stock is listed for quotation on the Over-The-Counter Bulletin Board QB (“OTCQB”) under the symbol MSTG. On October 1, 2013, the last reported sale price for our common stock as reported on the OTCQB was $0.06 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE SECTION ENTITLED "RISK FACTORS" IN THIS PROSPECTUS BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED_____, 2013

TABLE OF CONTENTS

PROSPECTUS SUMMARY	4
RISK FACTORS	8
FORWARD LOOKING STATEMENTS	18
USE OF PROCEEDS	18
SELLING STOCKHOLDERS	18
PLAN OF DISTRIBUTION	19
DESCRIPTION OF SECURITIES	21
INTEREST OF NAMED EXPERTS AND COUNSEL	21
DESCRIPTION OF BUSINESS	22
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	28
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS	31
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS	32
AVAILABLE INFORMATION	32
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	33
EXECUTIVE COMPENSATION	34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	38
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	40
INDEX OF FINANCIAL STATEMENTS
INFORMATION NOT REQUIRED IN PROSPECTUS	II-1

Dealer Prospectus Delivery Obligation

Until ________________2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “MUSTANG ALLIANCES, INC.”, THE “COMPANY” REFERS TO MUSTANG ALLIANCES, INC. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

CORPORATE BACKGROUND

We were incorporated on February 22, 2007 in the State of Nevada and u ntil November, 2010 , were focused on the business of marketing and selling anti-lock braking systems produced in China to the auto parts and auto manufacturing market in the United States. In November 2010 we entered into a stock purchase agreement, that effectuated a change in management and abandonment of the Company’s original business plan.

On December 2, 2010, we executed a Lease Agreement with Compania Minera Cerros Del Sur, S.A., a corporation organized under the laws of Honduras (“Cerros”), and Mayan Gold, Inc., a Nevada corporation (“Mayan Gold”) pursuant to which Cerros, the registered owner of Corpus IV, leased us the exclusive right to prospect, explore and mine for minerals in this property in Honduras. The Lease Agreement continues until the Honduran government grants Cerros the right to assign the property's mining concessions to the Company, at which time Cerros will transfer title to the mining concessions to us. In consideration for such rights, we issued an aggregate of 200,000,000 shares of common stock to Mayan Gold, the beneficial owner of 100% interest in Corpus IV. Cerros also granted us an option to acquire exclusive rights to properties known as Corpus I, II, and III concessions and the Potosi concession.

On February 22, 2011, we entered into another Lease Agreement with Cerros and Mayan Gold pursuant to which we exercised our option to acquire the exclusive rights to the properties known as Corpus I, II, and III concessions and the Potosi concession and the Potosi ground lease.

Currently, we are a natural resource company engaged in the exploration of mineral properties. We have a specific business plan that we are pursuing as aggressively as possible within the limits of our resources. Our primary focus is in the gold sector and our current mineral properties consist of the properties known as Corpus I, II, III and IV mining concessions and the Potosi concession (collectively, the “Properties”) located in Honduras. As of the date of this filing, we have performed a limited amount of testing, sampling and trenching. The Company has not yet commenced with full scale exploration activities.

As explained further in the description entitled “Business Overview”, Cerros is a corporation organized under the laws of Honduras and is the registered owner of Corpus IV and holds the lease rights to Corpus I, II and III and the Potosi mining concessions. When we entered into the lease agreement with Cerros, Cerros was a wholly owned subsidiary of Mayan Gold. Mayan Gold has since been liquidated in bankruptcy proceedings and no longer exists. Razor Resources, Inc. acquired Cerros from Mayan. Neither Cerros, Mayan or Razor or its respective affiliates have any relationship with us or our affiliates.

We are an exploration stage company. We cannot state with certainty whether we will achieve profitability. We do not have revenues; we have minimal assets and have incurred losses since inception. Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.

We are not raising any money in this offering. As a result of the sale of the Carlton Note, as described below, we have sufficient cash and cash equivalents to operate our business for the next twelve months. As mentioned above, we currently have a pilot in operation and we cannot predict whether we will generate even a limited amount of revenue. We estimate that the Company will incur an additional $1,000,000 in expenses in connection with the expansion of the existing plant as well as the exploration and mining of the properties.

In the future, additional financing, whether through public or private equity or debt financing, arrangements with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.

We are currently operating a pilot facility. Within the next 12 months, we intend to acquire additional mining equipment costing approximately $6 00,000 and supporting mining operating expenses of an additional $4 00,000.

From inception until the date of this filing, we have had very limited operating activities. Our financial statements from inception (February 22, 2007) through the quarterly period ended   June 30, 2013 reports no revenues and a net loss of $ 5,901,454 . In addition, the Company had no revenues for the year ended December 31, 2012 or for the six months ended June 30, 2013 . For the year ended December 31, 2012 and six months ended June 30, 2013 the Company had a net loss of $1,081,699 and $3,726,303 , respectively .

Private Placement

On June 28, 2013, we entered into a Securities Purchase Agreement (“Purchase Agreement”) with Carlton Family Ltd., a Bahamian corporation (“Carlton”) for the sale of a secured convertible promissory note (the “Carlton Note”) in the principal amount of $1,350,000. The Note, which is due and payable on June 28, 2016, is secured by a lien on all the assets of the Company.

The interest on the Carlton Note is payable by making available to the Carlton, on a monthly basis commencing on August 24th, 2013, 50 ounces of gold produced by the Company. If the 50 ounces of gold are not available, the gold shall be made available to Carlton at the next monthly interest date and continue to accrue until it is paid . The Company is currently in default with respect to its obligations to Carlton under the Note.

Carlton has the right to convert all or any portion of the outstanding principal on the Carlton Note into shares of our common stock equal to $0.10 per share based on each $1.00 of outstanding principal amount. The conversion price is subject to customary anti-dilution protection.

Since the Carlton Note is secured by all our assets, if we default on the Note Carlton has the right to all our assets. A default includes our failure to pay principal when due, failure to issue shares after a notice of conversion, breach of any representation or material term in any agreement with Carlton, any bankruptcy and our failure to comply with the reporting requirements of the Exchange Act.

In connection with the Carlton Note, we also granted Carlton a 5-year warrant (the "Carlton Warrant") to purchase 13,500,000 shares of common stock at an exercise price of $0.15 per share.

We agreed to file a registration statement to register for re-sale the shares issuable upon conversion of the Carlton Note and the shares underlying the Carlton Warrant. If the registration statement is not declared effective by the Securities and Exchange Commission by August 28, 2013, the Company shall pay Carlton as liquidated damages 3% of the liquidated value of the shares underlying its securities for each 30 day period subsequent to August 28, 2013.

In addition, we agreed to sell to Carlton on a monthly basis commencing August 28, 2013, 100 ounces of gold per month for a purchase price of $500 per ounce. If an ounce of gold, as reported on Kitco.com, is less than $1,000 an ounce when the gold is to be delivered to Carlton, the purchase price of the gold shall be $400 per ounce. This agreement shall survive until an aggregate of 3,500 ounces of gold have been purchased by Carlton. If 3,500 ounces of gold have not been purchased within 35 months, then the agreement shall continue until said amount of gold is purchased by Carlton.

Neither Carlton or its affiliates have any relationship with us or our affiliates.

Shares Outstanding As a Result of Conversion of Notes

On February 28, 2013, we issued a Promissory Note in the principal amount of $100,000 to Silverlint International SA. The note was convertible at the rate of $0.01 per share. The holder converted the note into 10,000,000 shares on July 5, 2013.

On February 28, 2013, we issued a Promissory Note in the principal amount of $100,000 to Chesswood Holdings SA. The note was convertible at the rate of $0.01 per share. The holder converted the note into 10,000,000 shares on July 5, 2013.

On April 20, 2013, we issued a Promissory Note in the principal amount of $100,000 to Binyomin Gordon. The note was convertible at the rate of $0.01 per share. The holder converted the note into 10,000,000 shares on July 5, 2013.

Each of the above four Promissory Notes were converted into shares of common stock as a result of the Company defaulting on such loans.

Our principal executive office is located at 382 NE 191 Street, suite #46843, Miami, Florida 33179. Our telephone number is (888)-251-3422.

Key Facts of the Offering

Shares of common stock being registered	57,000,000

Total shares of common stock outstanding as of the date of this prospectus	137,037,834

Number of shares of common stock issuable upon the conversion of Carlton Note	13,500,000
Number of shares of common stock issuable upon the exercise of the Carlton Warrant	13,500,000

Total proceeds raised by us from the disposition of the common stock by the selling security holders or their transferees
We will not receive any proceeds from the disposition of the shares of common stock issuable pursuant to the secured convertible promissory note or the outstanding shares held by the selling security holders which were issued upon the conversion of promissory notes which were converted.

We may receive proceeds of up to $2,025,000 from the exercise of 13,500,000 warrants covered by this prospectus.

RISK FACTORS

Forward-Looking Statements

This prospectus forward-looking statements. For this purpose, any statements contained in this Report that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking information includes statements relating to future actions, prospective products, future performance or results of current or anticipated products, sales and marketing efforts, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, business strategies, cost savings, objectives of management, and other matters. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “will,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “continue” or the negative of these similar terms.

These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In evaluating these forward-looking statements, you should consider various factors, including the following: (a) those risks and uncertainties related to general economic conditions, (b) whether we are able to manage our planned growth efficiently and operate profitable operations, (c) whether we are able to generate sufficient revenues or obtain financing to sustain and grow our operations, (d) whether we are able to successfully fulfill our primary requirements for cash, which are explained below under “Liquidity and Capital Resources”. We assume no obligation to update forward-looking statements, except as otherwise required under the applicable federal securities laws.

You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. Investors should be aware of the existence of these factors and should consider them carefully in evaluating our business before purchasing the shares offered in this prospectus.

An investment in our common stock involves a high degree of risk. If any of the following risks, or any other risks not described below because they are currently unknown to us or we currently deem such risks as immaterial, but they later become material, actually occurs, it is likely that our business, financial condition, and operating results could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

RISK FACTORS RELATING TO OUR BUSINESS

We are an exploration stage company, have generated no revenues to date and have a limited operating history upon which we may be evaluated.

We were incorporated on February 22, 2007 and have generated no revenues from operations to date. To date, the properties that we have leased are early stage mineral properties without known resources or reserves. It is difficult to evaluate our business because we have a limited history, do not have any resources or experience in this business before. We are an exploration stage company with no known commercially viable deposits, or “resources”, or "reserves" on our properties. Determination of the existence of a resource or reserve will depend on appropriate and sufficient exploration work and the evaluation of legal, economic, and environmental factors. Even if we obtain the resources to mine the properties, if we fail to find a commercially viable deposit on the properties, our financial condition and results of operations will suffer. If we cannot generate income from the properties, we will have to cease operations which will result in the loss of your investment.

We expect losses in the future because we have no revenue to offset losses.

Since inception on February 22, 2007 through June 30, 2013, we have incurred a net loss of $ 5,901,454 and a loss from operations of $ 4,121,749 . As we have no current revenue, we are expecting losses over the next 12 months because we do not yet have any revenues to offset the expenses associated with the exploration of our properties. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

Our success is dependent on our ability to explore and develop our mineral properties.

We hope to generate revenues from the sale of minerals from our leased exploration properties located in Honduras. We cannot guarantee that we will ever be successful in doing this. As a result of the sale of the Carlton Note, we have sufficient cash and cash equivalents to operate our business for the next twelve months. We expect to use $ 600,000 of such proceeds to purchase mining equiepment and $4 00,000 supporting mining operations. However, it is not possible for us to predict the future level of mineral production, if any, or if we will be able to effectuate our business plan. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

Our independent auditor has issued a going concern opinion after auditing our financial statements; our ability to continue is dependent on our ability to raise additional capital and our operations could be curtailed if we are unable to obtain required additional funding when needed.

We will be required to expend substantial amounts of working capital in order to explore and develop the properties. The Company had no revenues and incurred a net loss of $1,081,699 for the year ended December 31, 2012. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company is attempting to address its lack of liquidity by raising additional funds, either in the form of debt or equity or some combination thereof. Any additional equity financing may involve substantial dilution to our then existing shareholders. During the year ended December 31, 2012, the Company borrowed $80,170 for working capital purposes. However, as a result of the proceeds from the issuance of the note to Carlton, we have sufficient funds to operate for the next 12 months . We are totally dependent on external sources of financing for the foreseeable future, of which we have no commitments and on our ability to attract and receive additional funding from the sale of securities or outside sources such as private investment or a strategic partner. We currently have no agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. Our failure to raise additional funds in the future will adversely affect our business operations, and may require us to suspend our operations. After auditing our financial statements, our independent auditor issued a going concern opinion and our ability to continue is dependent on our ability to raise additional capital. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause us to become dormant.

The Carlton Note is secured all of the assets of the Company.

The Carlton Note, in the principal amount of $1,350,000, is due and payable on June 28, 2016, and is secured by all the assets of the Company. Pursuant to a security agreement between the Company and Carlton Family Ltd., the Company’s assets would be subject to forfeiture upon the occurrence of an Event of Default. Such an event includes (i) failure to pay principal when due; (ii) failure to issue conversion shares; (iii) breach of any representation or material covenant or other material term ; (iv) certain bankruptcy or liquidation events; (v) any money judgment, writ or similar process shall be entered against the Company or any of our assets for more than $100,000; (vi) the Company fails to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended; or (viii) a sale of all of substantially all of the Company’s assets, a change in 50% of its voting power or other business combination where the Company is not the survivor company. Should the Company default on the Note all of its assets would become subject to forfeiture which would have a material adverse affect on its financial condition and ability to operate.

There is no assurance that we can establish the existence of any mineral resource on the properties in commercially exploitable quantities. Until we can do so, we cannot earn any revenues from operations and if we do not do so we will lose all of the funds that we expend on exploration. If we do not discover any mineral resource in a commercially exploitable quantity, our business could fail.

Since we have not yet begun exploration work on the properties, we have not established that such properties contain any mineral reserve. There can be no assurances that we will be able to explore such properties. If we are unable to do so, our business could fail.

A mineral reserve is defined by the Securities and Exchange Commission (“SEC”) in its Industry Guide 7 (which can be viewed over the Internet at http://www.sec.gov/divisions/corpfin/forms/industry.htm#secguide7) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a "reserve" that meets the requirements of the SEC's Industry Guide 7 is extremely remote; in all probability our mineral resource property does not contain any “reserve” and any funds that we spend on exploration will probably be lost.

Even if we do eventually discover a mineral reserve on our properties, there can be no assurance that we will be able to develop such property into a producing mine and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, the size, grade and other attributes of the mineral deposit, the proximity of the resource to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral resource unprofitable.

Mineral operations are subject to applicable law and government regulation. Even if we discover a mineral resource in a commercially exploitable quantity, these laws and regulations could restrict or prohibit the exploitation of that mineral resource. If we cannot exploit any mineral resource that we might discover on our properties, our business may fail.

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that we will be able to obtain or maintain any of the permits required for the continued exploration of our mineral properties or for the construction and operation of a mine on our properties at economically viable costs or at all. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties. If we cannot accomplish these objectives, our business could fail.

We believe that we are in compliance with all material laws and regulations that currently apply to our activities but there can be no assurance that we can continue to remain in compliance. Current laws and regulations could be amended and we might not be able to comply with them, as amended.

Mineral exploration and development is subject to extraordinary operating risks. We do not currently insure against these risks.

Mineral exploration, development and production involve many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject to all the hazards and risks inherent in the exploration for mineral resources and, if we discover a mineral resource in commercially exploitable quantities, our operations could be subject to all of the hazards and risks inherent in the development and production of resources, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material adverse impact on our company.

An additional risk exists from trespassers entering the properties and absconding with our property, both exploration equipment as well as soil and possible resources. We currently do not have anything to protect ourselves from this risk.

The loss of our executive officers or the failure to hire qualified employees or consultants would damage our business.

Because of the highly technical nature of our business, we will need to depend greatly on attracting and retaining experienced management and highly qualified and trained personnel. We compete with other companies intensely for qualified and well trained professionals in our industry. Failure to hire or retain a sufficient number of qualified and experienced professionals, will have an adverse effect on our ability to sustain and grow our business. The Company is currently solely dependent upon the efforts of its two officers and directors. Mr. Sternheim provides strategic expertise in the mining industry and Mr. Faber has diverse financial, operational, management and acquisition experience important to the development of our business. We do not have employment agreements with Mr. Sternheim, our Chairman, Chief Executive Officer and Secretary, or with Mr. Faber, our President, and either of them could leave our employ at any time. Their departure or the loss of any other key personnel in the future could have a material adverse effect on the continuity of and could disrupt our business operations and development.

Because our two officers are also our only two directors, they will determine their compensation, and there may not be funds available to grow our business.

Because our two officers are also our only two directors, they will have discretion to determine their own compensation. If they determine their future compensation to be substantial, we may not have any funds left over to grow our business and our operations will be affected negatively.

Because we have only two part-time officers our internal controls may suffer.

As a public reporting company we are required to establish and maintain disclosure controls and procedures and internal control over financial reporting which requires our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. We have limited personnel to create information technology systems, implement financial and management controls, and reporting systems and procedures and contract additional accounting, finance and legal staff and to segregate duties therefor. Failure to develop or maintain effective controls, or any difficulties encountered in our implementation of our internal controls over financial reporting could result in material misstatements that are not prevented or detected on a timely basis, which could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities. Ineffective internal controls could cause investors to lose confidence in our reported financial information.

We are currently in default of two outstanding loans and have a recurring history of defaulting on our loans. Since the Carlton note is secured by all our assets, if we default on our obligations to Carlton all our assets could be forfeited to Carlton.

We are currently in default of an aggregate of $55,000 of principal to two creditors. Since we continue to be in default of these loans, the $25,000 note accrues interest at the rate of 5%, while the note for $30,000 accrues interest at 15% per annum. Prior to three notes being converted to shares of common stock in July 2013, we were in default of those notes which aggregated $300,000 of principal. Accordingly, we have a history of defaulting on our obligations. If we were to default on our current obligations to Carlton, they would have the right to possess all our assets.

Because of the speculative nature of exploration and development, there is a substantial risk that our business will fail.

Mineral exploration involves a high degree of risk and exploration projects are frequently unsuccessful. To the extent that we continue to be involved in mineral exploration, the long-term success of our operations will be related to the cost and success of our exploration programs. The risks associated with mineral exploration include:

●           the identification of potential mineralization based on superficial analysis;

●           the quality of our management and our geological and technical expertise; and

●           the capital available for exploration and development.

Substantial expenditures are required to determine if a project has economically mineable mineralization. It may take several years to establish proven and probable reserves and to develop and construct mining and processing facilities.

Since our properties are located in a third world country, we are subject to additional risks.

The Company is undertaking a mining venture in Honduras, a third world country. As such, it is possible that the political environment could become unstable and a foreign operation such as our proposed one could be adversely affected by government expropriation, the inability to secure needed government permits and cooperation, and a condition not physically safe for foreign laborers or management. If any of these situations would occur, we would have to suspend operations in Honduras, which would prevent us from exploring our properties.

We may never acquire ownership to the property if the Honduras government does not grant Cerros the right to assign the property's mining concessions to us.

On February 22, 2011, we entered into the Lease Agreement with Cerros and Mayan Gold pursuant to which we exercised our option to acquire the exclusive rights to the Properties in Honduras. The Lease Agreement continues until the Honduras government grants Cerros the right to assign these properties to us, at which time Cerros will transfer title to the mining concession to us. If the Honduras government does not grant Cerros the right to assign the Properties we will not acquire title to the Properties. If we do not obtain title to the Properties we hope we will continue leasing the Properties under the current terms. However, if there is a change in the government or Honduras decides not to honor its contractual obligations to us, there is a possibility that we will lose our rights to the Properties and all monies invested will be difficult to recoup.

We may not be able to compete with current and potential exploration companies, some of whom have greater resources and experience than we do in developing mineral reserves.

The natural resource market is intensely competitive, highly fragmented and subject to rapid change. We may be unable to compete successfully with our existing competitors or with any new competitors. We compete with many exploration companies which have significantly greater personnel, financial, managerial, and technical resources than we do. This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

We have no meaningful assets and may not have the funds to purchase all of the supplies, manpower and materials we need to begin exploration which could cause us to delay or suspend operations.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, manpower and certain equipment such as bulldozers and excavators that we might need to conduct exploration. If there is a shortage or scarcity, we cannot compete with larger companies in the exploration industry for supplies, manpower and equipment. In the event that the prices for such resources rise above our affordability levels, we may have to delay or suspend operations. In the event we are forced to limit our exploration activities, we may not find any minerals, even though our Properties may contain mineralized material. Without any minerals we cannot generate revenues and you may lose your investment.

The prices of metals are highly volatile and a decrease in metals prices could result in us incurring losses.

The profitability of natural resource operations are directly related to the market prices of the underlying commodities. The market prices of metals fluctuate significantly and are affected by a number of factors beyond our control, including, but not limited to, the rate of inflation, the exchange rate of the dollar to other currencies, interest rates, and global economic and political conditions. Price fluctuations in the metals markets from the time development of a mine is undertaken and the time production can commence can significantly affect the profitability of a mine. Accordingly, we may begin to develop a mineral property at a time when the price of the underlying metals make such exploration economically feasible and, subsequently, incur losses because metals prices have decreased. Adverse fluctuations of metals market price may force us to curtail or cease our business operations.

Because our business involves numerous operating hazards, we may be subject to claims of a significant size which would cost a significant amount of funds and resources to rectify.

Our proposed business is subject to the usual hazards inherent in exploring for minerals, such as general accidents, explosions, chemical exposure, and cratering. The occurrence of these or similar events could result in the suspension of operations, damage to or destruction of the equipment involved and injury or death to personnel. Operations also may be suspended because of machinery breakdowns, abnormal climatic conditions, failure of subcontractors to perform or supply goods or services or personnel shortages. The occurrence of any such contingency would require us to incur additional costs and force us to cease our operations, which will cause you a loss of your investment.

Difficulties, such as unusual or unexpected rock formations encountered by workers but not indicated on a map, or other conditions may be encountered in the gathering of samples and information, and could delay our exploration program. We do not currently carry insurance to protect against these risks and we may not obtain such insurance in the future. Even if we do obtain insurance, the nature of these risks is such that liabilities could over exceed policy limits or be excluded from coverage. There are also risks against which we cannot, or may not elect to insure. The costs, which could be associated with any liabilities, not covered by insurance or in excess of insurance coverage or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, thereby hurting our financial position, future earnings, and/or competitive positions. We may not have enough capital to continue operations and you will lose your investment.

Damage to the environment could result from our operations which could subject us to substantial fines and penalties.

Our operations and property are subject to extensive federal, state, and local laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health. These laws and regulations may do any of the following: (i) require the acquisition of a permit or other authorization before exploration commences, (ii) restrict the types, quantities and concentration of various substances that can be released into the environment in connection with exploration activities, (iii) limit or prohibit mineral exploration on certain lands lying within wilderness, wetlands and other protected areas,(iv) require remedial measures to mitigate pollution from former operations and (v) impose substantial liabilities for pollution resulting from our proposed operations.

Environmental enforcement efforts with respect to mineral operations have increased over the years, and it is possible that regulation could expand and have a greater impact on future mineral exploration operations. Although our management intends to comply with all legislation and/or actions of local, state and federal governments, non-compliance with applicable regulatory requirements could subject us to substantial penalties, fines and regulatory actions, the cost of which could harm our results of operations. Our cost of doing business may be affected by the regulatory burden on the mineral industry since the rules and regulations frequently are amended or interpreted. We cannot predict the future cost or impact of complying with these laws. We cannot be sure that our proposed business operations will not violate environmental laws in the future.

Access to our properties is limited during inclement weather conditions which could result in delays in our explorations.

The business of mining for gold and other metals is generally subject to a number of risks and hazards including natural phenomena such as inclement weather conditions, floods, blizzards and earthquakes. Access to our properties may be restricted during these weather conditions. As a result, any attempt to test or explore the property is largely limited to the times when weather conditions permits such activities. These limitations may result in significant delays in exploration efforts. Such delays may have a significant negative effect on our results of operations.

If we are successful in mining gold we will be required to distribute a certain amount of gold as interest under the Carlton Note and to make an additional amount of gold available for sale to Carlton at a price that may be significantly below fair market value.

If we are successful in mining gold, we are obligated to make 50 ounces of gold available to Carlton on a monthly basis commencing on August 24, 2013, and if such amount of gold is not available, the gold shall be made available to Carlton at the next monthly interest date. In addition, we agreed to sell to Carlton on a monthly basis commencing August 28, 2013, 100 ounces of gold per month for a purchase price of $500 per ounce. If an ounce of gold, as reported on Kitco.com, is less than $1,000 an ounce when the gold is to be delivered to Carlton, the purchase price of the gold shall be $400 per ounce. This agreement shall survive until an aggregate of 3,500 ounces of gold have been purchased by Carlton. Our contractual obligations to provide gold to Carlton might result in us providing gold to Carlton at a price significantly below the fair market value.

The Company has defaulted on the repayment of outstanding loans in the past.

As of June 30, 2013, the Company was in default under five notes in the aggregate principal amount of $3 5 5,000 . T hree notes were converted into an aggregate of 30,000,000 shares on July 5, 2013. Currently we are in default under two notes - the $25,000 note accrues interest at the rate of 5% per annum and the $$30,000 note at 15%. We are also in default under the Carlton Note. The Company’s defaults on these notes has resulted in the payment of interest and the issuance of common stock which has an adverse effect on the Company’s financial condition and may result in dilution to current shareholders. If the Company defaults on any loans in the future, such defaults, subject to the terms of the loan, could result in, among other things, additional fees, penalties, an increased default interest rate and negative covenants which would limit the Company’s ability to operate. A default in the secured loan may result in the forfeiture of the Company’s assets.

RISK FACTORS RELATING TO OUR COMMON STOCK

We may, in the future, issue additional common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 500,000,000 shares of common stock, par value $0.0001 per share, of which 137,037,834 shares were outstanding as of September 30 , 2013. Upon the conversion of the Notes and exercise of the Warrants being registered in this prospectus, we will have 164,037,834 shares issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common stock is subject to the "penny stock" rules of the SEC, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and may cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

●           Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

●           Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●           "Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

●           Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

We may be exposed to potential risks resulting from the requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a company registered with the SEC, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. Currently, we have no employees, other than our officers and directors. As we engage in the exploration of our mineral claims and hire employees and consultants, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and NYSE AMEX Equities exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

We do not currently have independent audit or compensation committees. As a result, the directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our shareholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 are substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity subject to the reporting requirements of the Exchange Act of 1934, we incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $25,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

RISKS ASSOCIATED WITH THIS OFFERING

Rule 144 sales in the future may have a depressive effect on the Company's stock price.

All of the outstanding shares of common stock held by the present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if the company is a current, reporting company under the 1934 Act. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

Trading, the trading price of our common stock on the OTCQB will fluctuate significantly and stockholders may have difficulty reselling their shares.

There is a volatility associated with shares traded on the OTCQB in general and the value of your investment could decline due to the impact of any of the following factors, among others, upon the market price of our common stock: (i) disappointing results from our exploration or development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) competition; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

Any additional funding we arrange through the sale of our common stock will result in dilution to existing stockholders.

We may need to must raise additional capital in the future in order for our business to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of investors’ shares.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling security holders. If Carlton exercises the Carlton Warrant it was issued for 13,500,000 shares at an exercise price of $0.15 per share, we will receive $2,025,000 in gross proceeds. The additional proceeds we could receive from the exercise of such warrant have not yet been earmarked for any specific use beyond working capital needs because there is no certainty that we will ever receive any proceeds from the exercise of such warrant.

SELLING SECURITY HOLDERS

We are registering the following shares of our common stock that (i) may be issued pursuant to a secured convertible promissory note that was issued by us; (ii) may be issued upon exercise of a certain warrant issued in connection with said note; and (iii) were issued pursuant to notes which were converted which were held by the selling security holders which were in default. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares. Each of the selling security holders (i) purchased the securities covered by this prospectus in the ordinary course of business, and (ii) at the time of purchase of such securities, the selling security holder had no agreement or understanding, directly or indirectly, with any person to distribute such securities. Other than the costs of preparing this prospectus and a registration fee to the SEC, we are not paying any costs relating to the sales by the selling security holders. None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer.

Selling Security Holder	Common Stock Beneficially Owned Before Offering		Shares of Common Stock Being Offered in the Offering	Common Stock Beneficially Owned After Offering	Percent After Offering

Carlton Family Office Ltd. Templeton Building Lyford Cay West Bay Street Nassau, Bahamas	27,000,000	(1)(2)	27,000,000	—0—	0

Binyamin Gordon Mintzberg 9 Jerusalem	10,000,000	(3)	10,000,000	—0—	0

Silverlint International SA East 53rd Street Marbella MMG Building, 2nd floor Panama, Republic of Panama	10,000,000	(5)	10,000,000	—0—	0

Chesswood Holdings SA East 53rd Street Marbella MMG Building, 2nd floor Panama, Republic of Panama	10,000,000	(6)	10,000,000	—0—	0
_______________
(1)
Consists of 13,500,000 shares of common stock issuable to Carlton pursuant to the conversion of principal of a secured convertible promissory note held by Carlton and 13,500,000 shares of common stock issuable upon the exercise of warrants owned by Carlton.

(2)	Deirdre M. McCoy is a managing director of Carlton and has sole voting and investment power of the shares of our common stock owned by Carlton.

(3)	Consists of 10,000,000 shares of common stock issuable to Binyomin Gordon pursuant to the conversion of principal of a promissory note held by Mr. Gordon.

(4)
Consists of 10,000,000 shares of common stock issuable to Silverlint International SA pursuant to the conversion of principal of a promissory note held by said holder. Edgardo E. Diaz is a managing director of Silverlint International and has sole voting and investment power of the shares of our common stock owned by Silverlint International.

(5)
Consists of 10,000,000 shares of common stock issuable to Chesswood Holdings SA pursuant to the conversion of principal of a promissory note held by said holder. Gina A. Martinez is a managing director of Chesswood Holdings and has sole voting and investment power of the shares of our common stock owned by said holder.

Plan of Distribution

The selling security holders may sell some or all of their common stock in one or more transactions, including block transactions. There are no arrangements, agreements or understandings with respect to the sale of these securities.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

We can provide no assurance that all or any of the common stock offered will be sold by the selling security holders.

We are bearing all costs relating to the registration of the common stock. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling security holders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling security holders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $4.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which contains:

-	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
-	a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;
-	a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
-	a toll-free telephone number for inquiries on disciplinary actions;
-	a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and
-	such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

-	bid and offer quotations for the penny stock;
-	the compensation of the broker-dealer and its salesperson in the transaction;
-	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
-	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Description of Securities

General

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

As of October 1, 2013, there were 137,802,516 shares of our common stock issued and outstanding and no shares of preferred stock were issued and outstanding.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

There are no shares of preferred stock issued and outstanding. Our Board of Directors may, without further stockholder action, direct the issuance of any authorized shares of preferred stock in series and at the time of issuance, determine the rights, preferences and limitations of each series. The holders of preferred stock may be entitled to receive a preference in the event of liquidation, dissolution or winding up of the Company before any payment is made to the holders of our common stock. Furthermore, the Board could issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of the common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus have been so included in reliance on the report of Liggett, Vogt & Webb P.A., the Company’s independent registered public accounting firm, given on the authority of said firm as an expert in auditing and accounting.

DESCRIPTION OF BUSINESS

Corporate Background

We were incorporated on February 22, 2007, in the State of Nevada. We were originally focused on the business of marketing and selling anti-lock braking systems produced in China to the auto parts and auto manufacturing market of the United States.

On February 22, 2007, we issued an aggregate of 64,000,000 shares of our common stock to our officers and directors for the total consideration of $800. On January 30, 2008, we commenced an offering of up to a maximum of 32,000,000 shares of common stock at $0.002 per share (adjusted for the 1 for 8 stock split effective on December 27, 2010) pursuant to the Registration Statement. On February 29, 2008, we closed the offering after selling 22,400,000 shares of common stock.

On November 22, 2010, we borrowed $25,000 from Sara Laufer pursuant to the terms of a promissory note. The $25,000 loan plus interest at the rate of 5% per annum is due and payable on November 22, 2012. The loan may be prepaid at any time without penalty or interest and is unsecured. The loan was repaid in full in August, 2011.

On November 29, 2010, Joseph Levi, the then principal stockholder of the Company, entered into a stock purchase agreement which provided for the sale of 60,000,000 shares of common stock (which represented 55.97% of the then issued and outstanding share capital of the Company on a fully-diluted basis), to Leonard Sternheim for $7,500.

Effective as of November 29, 2010, in connection with the sale, Joseph Levi resigned from his positions as officer and director of the Company, and the Board of Directors of the Company elected Leonard Sternheim as President, Chief Executive Officer, Chief Financial Officer and a director of the Company.

On December 15, 2010, the Company notified the FINRA of its intention to implement a 1 for 8 share dividend or forward stock split of its issued and outstanding common stock to the holders of record as of December 27, 2010. The forward stock split became effective on January 3, 2011.

On March 17, 2011, we appointed Mark Holcombe and Mendel Mochkin as directors and Mr. Mochkin as a Vice President.

On July 22, 2011, Mr. Holcombe resigned as a director and Lawrence Wolfe was appointed a director and Chief Financial Officer and Robert Faber was appointed director and, on February 1, 2012, President of the Company.

On August 23, 2012, Messrs. Mochkin and Wolfe resigned as officers and directors of the Company.

Business Overview

Currently, we have a specific business plan that we are pursuing as aggressively as possible within the limits of our resources. We are an exploration stage company as defined by the SEC and as a result of the execution and delivery of the Lease Agreements described below, we are now in the business of exploring, and if warranted, advancing mineral properties. Our primary focus is in the gold sector and our current mineral properties consist of the properties known as Corpus I, II, II and IV mining concessions and the Potosi concession (collectively, the “Properties”) located in Honduras.

On December 2, 2010, we executed a Lease Agreement with Compania Minera Cerros Del Sur, S.A., a corporation organized under the laws of Honduras (“Cerros”), and Mayan Gold, Inc., a Nevada corporation (“Mayan Gold”) pursuant to which Cerros, the registered owner of Corpus IV, leased us the exclusive right to prospect, explore and mine for minerals in this property in Honduras. The Lease Agreement continues until the Honduran government grants Cerros the right to assign the property's mining concessions to the Company, at which time Cerros will transfer title to the mining concessions to us. In consideration for such rights, we issued an aggregate of 20,000,000 shares of common stock to Mayan Gold, the beneficial owner of 100% interest in Corpus IV. In accordance with the Lease Agreements, as further consideration for the rights granted, we agreed to pay Cerros $1,500 no later than April 1st of each year. Cerros also granted us an option to acquire exclusive rights to properties known as Corpus I, II, and III concessions and the Potosi concession (collectively, the “Properties”).

Prior to February 9, 2010, Cerros was a wholly owned subsidiary of Mayan Gold. When Mayan Gold sold all of its shares in Cerros to Razor Resources, Inc. (“Razor”) on such date, Mayan Gold retained all mining rights to the Properties and certain other assets that were in the name of Cerros. As a part of the sales transaction, Cerros and Razor entered into an agreement pursuant to which Cerros is contractually obligated to transfer those concessions and the other assets to transferees as directed by Mayan Gold from time to time. Since Razor is the title owner of all the shares of Cerros, Razor was required to represent to Mayan Gold and us that it has absolutely no direct or indirect title or interest in any of the Properties or any of the shares being issued to Mayan Gold.

On February 22, 2011, we entered into another Lease Agreement with Cerros and Mayan Gold pursuant to which we exercised our option to acquire the exclusive rights to the properties known as Corpus I, II, and III concessions and the Potosi concession and the Potosi ground lease. The Lease Agreement continues until the Honduras government grants Cerros the right to assign these properties to the Company, at which time Cerros will transfer title to the mining concession to us. In consideration for such right, we issued 20,000,000 shares of common stock to Mayan Gold, the beneficial owner of 100% interest in these properties. As further consideration for the rights granted, we agreed to pay Cerros an annual sum of $3,200 no later than April 1st of each year with the first payment due on April 1, 2011.

Since we have not yet commenced exploration work on any of the Properties, we have not established that such Properties contain any mineral reserve. We are dependent upon making a gold deposit discovery at the Properties. Should we be able to make an economic find, we would then be solely dependent upon the mining operation for our revenue and profits, if any. The probability that reserves that meet SEC guidelines will be discovered on the Properties is undeterminable at this time. The Properties presently do not have any mineral resources or reserves. Currently, there is no power supply to the mineral claims. A great deal of work is required on our Properties before a determination as to the economic and legal feasibility of a mining venture on it can be made.

Our Exploration Project

We are a natural resource company engaged in the exploration of mineral properties located in Honduras known as the Corpus I, II, III, IV mining concessions and the Potosi concession. The Properties are presently in the exploration stage.

Strategy

We are a company early in the implementation of our business plan and performing those tasks necessary to raise the appropriate funding to complete our business plan. Our primary focus in the natural resource sector is gold. Our strategic initiatives are to undertake cost efficient and effective exploration activities to discover mineralization and potentially mineral reserves. As it is too early in our exploration stage, we do not know what we will to do if we are successful at discovering gold on our properties. If we discover gold, we are obligated to sell to Carlton on a monthly basis 100 ounces of gold per month for a purchase price of $500 per ounce. If an ounce of gold, as reported on Kitco.com, is less than $1,000 an ounce when the gold is to be delivered to Carlton, the purchase price of the gold shall be $400 per ounce. This agreement shall survive until an aggregate of 3,500 ounces of gold have been purchased by Carlton. If 3,500 ounces of gold have not been purchased within 35 months, then the agreement shall continue until said amount of gold is purchased by Carlton.

The Properties

Description and Location of the Properties

Honduras is bounded on the north and east by the Caribbean Sea, on the south by Nicaragua, on the south-west by the Pacific Ocean and El Salvador, and on the west by Guatemala. Honduras is the second largest country in Central America. Spanish is the country's official language, although English is widely understood and spoken. Its capital city is Tegucigalpa which hosts an international airport.

Except for two coastal strips, one extending about 640 km along the Caribbean Sea and the other 64 km on the Pacific Ocean, Honduras is a plateau consisting of broad, fertile plains broken by deep valleys and traversed by mountain ranges. The mountains, which are volcanic in origin, rise to heights of more than 2,800 m. The climate of Honduras is tropical, but is tempered by the higher elevations of the interior.

The Properties are located within the western Interior Highlands topographical province, a mountainous area that is covered mainly by short grasses and open pine and oak forests. Moderate relief with relatively steep slopes characterizes the area. The Property area occurs in a mining districts in Honduras. It is in the municipality of El Corpus, in the eastern part of the state of Choluteca, SW Honduras. The Properties have a total area of approximately 11,860 acres (4,800 hectares). It is situated approximately 85 kilometers SSE of the capital city of Tegucigalpa and approximately 30 kilometers East of a deep water port on the Gulf of Fonseca. Access to the district is by paved highway South from Tegucigalpa to Choluteca, and from there east on secondary and tertiary roads for approximately 20 kilometers.

1470750
1470500
1470250
1470000
1469750
1469500
N
CERRO QUEBRADO ZONE
LA GIGANTA ZONE
TAJO NW ZONE
RECODO ZONE
TAJO MILL SITE ZONE
TAJO ZONE
SAN ANTONIO ZONE
MAIN AREAS OF INTEREST
MUSTANG ALLIANCES INC.
EL POTOSI PROJECT
CHOLUTECA, HONDURAS
PROSPECTIVE ZONES FOR EPITHERMAL AU-AG
MAP PROJECTION: NAD27, ZONE 16N
SOURCE: JCS. & GOOGLE EARTH
1:10,000
0 100 200
DATE: NOV 8, 2011
< 0.30 g/t Au
0.31 - 1.00 g/t Au
1.01 - 5.00 g/t Au
5.01 - 10.00 g/t Au
10.01 - 20.00 g/t Au
20.01 - 45.65 g/t Au
506750
507000
507250
507500
507750
508000
508250
508500

Mustang No. 1
Mustang No. 2
La Ciganta Zone
Cerro Quebrado Zone
Tajo NW Zone
Tajo Zone
San Antonio Zone
Recodo Zone
Tajo Mill Site Zone
El Potosi
Mustang No. 3
Mustang No. 4
Mustang Alliances Inc.
EL POTOSI PROJECT
Choluteca, Honduras
Aster Alteration Overlay on Mustang Claim Block
NAD27, Zone 16N
JCS & Telluris
1:50,000
Date: Nov 8, 2011
Hematite / red iron oxides
AlOH group / kaolinite
Silica +/- iron oxides
Mustang Claims
Zones of Interest

Exploration History

In order to advance the Properties to a stage that would make the properties of interest to a major mining company we will need to undertake the early stages of exploration ourselves. There are no proven resources on the Properties.

The Choluteca District of Southern Honduras was initially developed by the Spanish in the 17 th century and explored by Rosario-Honduras Mining Company in the 1940’s. Limited drilling and sampling by BMG (acquired by Newmont Mining Company) and MWR (acquired by Glamis and later acquired by Goldcorp) in the mid-1990’s. We do not have any other information regarding the previous operations.

Geology of the Properties

The region containing Honduras and Nicaragua hosts a number of mines and mineral deposits with a similar style of mineralization as the Property area. On the Property are a series of discontinuous veins and breccia zones which are all part of a single main continuous ENE trending structure. Quartz constitutes more than 90% of the ore. Sulphide mineral content is relatively high, consisting mainly of pyrite with minor chalcopyrite. Individual veins have been recognized to have strike lengths of 150 to 300 m. Major veins can have widths of from 1.5 to 3.0 m. Grades range from 1 to 15 g/T gold, with small high grade pockets of up to several thousand tons and up to 200 g/T gold. It was part of the Battle mountain consortium list of areas needing further exploration. The concession contains several abandoned mines.

Currently, power is sourced from the generator and water is purchased locally.

Geological Exploration Program

We acquired certain equipment to operate a pilot test program on the Potosi Property to determine the appropriate gold extraction and production techniques. The equipment, which was acquired for a cost of $106,000, and consists of a ball mill, two concentrators, two rock crushers, a generator and a water pump. After the conclusion of the rainy season at the end of October, we hope to construct roads, camps, fences and install additional equipment.

With respect to the Corpus concessions, we intend to carry out sampling, mapping and trenching to analysis the property. There is no equipment there and we are not intending to conduct any further operations there until Potosi is developed.

Intellectual Property

We do not have any intellectual property rights.

Competition

The mineral exploration industry is intensely competitive, highly fragmented and subject to rapid change. We may be unable to compete successfully with our existing competitors or with any new competitors. We compete with many exploration companies which have significantly greater personnel, financial, managerial, and technical resources than we do. Competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

Governmental Regulations

Mineral resource exploration, production and related operations are subject to extensive rules and regulations of governmental agencies. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out exploration program.

We are obtaining proposals for 1,000 meters of exploration, which we estimate to cost approximately $100 per meter.

Failure to comply with these rules and regulations can result in substantial penalties. Our cost of doing business may be affected by the regulatory burden on the mineral industry. We believe that compliance with the laws will not adversely affect our business operations.

Environmental enforcement efforts with respect to mineral operations have increased over the years, and it is possible that regulation could expand and have a greater impact on future mineral exploration operations. Although our management intends to comply with all legislation and/or actions of local, provincial, state and federal governments, non-compliance with applicable regulatory requirements could subject us to penalties, fines and regulatory actions, the cost of which could harm our results of operations. We cannot be sure that our proposed business operations will not violate environmental laws in the future. We intend to hire an environmental group at a cost of approximately $100,000 to assess the environmental impact on our Properties.

Employees

We currently have no employees other than our current officers. All functions including development, strategy, negotiations and administration are currently being provided by our officers.

Legal Proceedings

Other than as set forth below, there are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

On July 23, 2012, the Company was named a defendant in a lawsuit George Sharp v. Mustang Alliances, Inc. et al which was filed in the Superior Court of the State of California, San Diego County. The lawsuit alleges violations of California restrictions on unsolicited commercial e-mail advertisers and seeks damages and punitive damages in an unspecified amount. The Company believes that this lawsuit is without merit and intends to vigorously defend the action. Currently, a trial date has been set for March of 2014.

Market for Common Equity and Related Stockholder Matters

Market for Common Stock

Our common stock is quoted on the OTCBB under the ticker symbol MSTG.

The following table sets forth the high and low closing prices for the shares of our common stock for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

QUARTER ENDING	HIGH	LOW
March 31, 2011	$0.85	$0.25
June 30, 2011	0.40	0.14
September 30, 2011	0.24	0.15
December 31, 2011	0.75	0.22
March 31, 2012	$0.041	$0.0125
June 30, 2012	0.018	0.006
September 30, 2012	0.0185	0.009
December 31, 2012	0.0121	0.04
March 31, 2013	0.08	0.0121
June 30, 2013	0.07	0.07
September 30, 2013	0.06	0.06

The closing sale price of a share of our common stock, as reported by the OTCBB on October 1, 2013, was $0.06 .

Holders

As of October 1 , 2013, there were 1,327 holders of record of our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Equity Compensation Plans

We currently do not have any equity compensation plans.

Transfer Agent

Our transfer agent is Empire Stock Transfer, Inc., 1859 Whitney Mesa Dr., Henderson, Nevada 89014, telephone number (702)-818-5898, fax number (702)-974-1444, email info@empirestock.com.

Rule 144 Shares

As of October 1, 2013, a total of 36,452,120 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. The SEC had adopted amendments to Rule 144 which became effective on February 15, 2008 and applies to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions. Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 91,700 shares as of the date of this prospectus; or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

Registration Rights

We agreed to file a registration statement to register for re-sale the shares issuable upon conversion of the Carlton Note and the shares underlying the Carlton Warrant. If the registration statement is not declared effective by the Securities and Exchange Commission by August 28, 2013, the Company shall pay Carlton as liquidated damages 3% of the liquidated value of the shares underlying its securities for each 30 day period subsequent to August 28, 2013.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Plan of Operation

We are dependent upon making a gold deposit discovery at the Properties. Should we be able to make an economic find, we would then be solely dependent upon the mining operation for our revenue and profits, if any. The probability that reserves that meet SEC guidelines will be discovered on the property is undeterminable at this time. The Properties presently do not have any mineral resources or reserves. There is currently no mining plant or equipment located within the Properties boundaries. Currently, there is no power supply to the mineral claims. A great deal of work is required on the Properties before a determination as to the economic and legal feasibility of a mining venture on it can be made. After the rainy season in the fourth quarter, we hope to commence constructing roads, fences and camps. It is our goal that in February and March 2014 we hope to expand operations from pilot testing to exploration.

Results of Operations

Years Ended December 31, 2012 and 2011

As of December 31, 2012 we had $247 in cash and cash equivalents, and have experienced losses since inception.

Revenues

We did not generate any revenues from operations during the years ended December 31, 2012 and 2011.

Operating expenses

Operating expenses during the year ended December 31, 2012 were $1,078,760 compared to operating expenses of $873,096 for the year ended December 31, 2011. Expenses for the year ended December 31, 2012 and 2011 consisted primarily of professional fees, consulting fees and mining and exploration cost relating to our organization aggregating $1,078,760 in 2012 and $873,096 in 2011. During 2012, an impairment loss of $106,000 on equipment not in use was included in operating expenses.

Net Loss

We had a net loss for the year ended December 31, 2012 of $1,081,699 compared to a net loss of   $898,473 for the year ended December 31, 2011. We have incurred a cumulative net loss of $2,175,151 for the period February 22, 2007 (inception) to December 31, 2012.

Six Months Ended June 30, 2013 and 2012

Revenues

During the six months ended June 30, 2013 and June 30, 2012, we did not generate any revenues.

Operating expenses

Total operating expenses for the six month period ended June 30, 2013 was $1,989,075, as compared to total operating expenses for the six months ended June 30, 2012 of $504,788. During the six months ended June 30, 2013, these expenses are comprised of consulting fees of $1,815,597, mining and exploration costs of $101,614, professional fees of $59,612 and general and administrative expenses of $12,252. The increase of approximately 294% in total operating expenses for the six months ended June 30, 2013 from June 30, 2012 was primarily as a result of the in crease in consulting fees from $378,801 to $1,815,597 and the decrease in general and administrative expense from $13,791 to $12,252, even though there was an increase in professional fees from $34,269 to $59,612 and an increase in mining and exploration costs from $77,927 to $101,614. The increase in consulting fees was primarily due to the company utilizing resources and raising capital. Additionally, the Company has increase its mining exploration activities in preparation for commencing mining operations as funds from financing are received.

The Company incurred $1,500,000 of expenses that were included in consulting fees. This was the result of the fair value calculation incurred upon the conversion of outstanding liability to its officer to equity shares.

Other expenses

Total other expenses for the six months ended June 30, 2013 was $1,737,228, as compared to total other expenses for the six months ended June 30, 2012 of $1,241. The increase of approximately 139,886% in total other expenses was primarily as a result of the increase in loss on future sales commitments from $0 to $1,290,000, an increase in liquidated damages from $0 to $81,000, an increase in amortization of debt discount from $0 to $347,500, and an increase in interest expense from $1,241 to $18,728.

Net loss

As a result of the foregoing, for the six months ended June 30, 2013, net loss increased by $3,220,274, or 636%, to a loss of $3,726,303, compared to a net loss of $506,029 during the six months ended June 30, 2012.

Liquidity and Capital Resources

On June 30, 2013, we had a working capital deficit of $544,948.

As of June 30, 2013, as a result of the private placement with Carlton, we had cash on hand of approximately $993,200. Current cash on hand is sufficient for all of the Company’s commitments for the next 12 months. The Company will need approximately $1,000,000 in additional cap ital resources to begin mining operations.

We are currently in default of an aggregate of $55,000 of principal to two creditors - the $25,000 note accrues interest at the rate of 5%, while the note for $30,000 accrues interest at 15% per annum. We are also currently in default with respect to its obligations to Carlton under the Note. The interest on the Carlton Note is payable by making available to the Carlton, on a monthly basis commencing on August 24th, 2013, 50 ounces of gold produced by the Company. We have not yet made any payments to Carlton under the Note.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

The company has had no disagreements with its certified public accountants with respect to accounting practices or procedures or financial disclosure.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits filed therewith. For further information about us and the securities offered hereby, reference is made to the registration statement and the exhibits filed therewith. We are also subject to the reporting requirements of the Exchange Act. The registration statement, as well as reports filed with the SEC pursuant to the Exchange Act, including proxy statements, annual and quarterly reports, and other reports filed by us, can be inspected and copied at the public reference facilities maintained by the SEC at the Headquarters Office, 100 F Street N.E., Room 1580, Washington, D.C. 20549. The reader may obtain information on the operations of the public reference room by calling the SEC at 1-800-SEC-0330. The reader can request copies of these documents upon payment of a duplicating fee by writing to the SEC. Our filings are also available on the SEC’s internet site at http://www.sec.gov.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The following table sets forth the names, positions and ages of our current executive officers and directors

Name	Age	Positions and Offices Held
Leonard Sternheim	35	Chairman, Chief Executive Officer, Secretary and a director
Robert T. Faber	54	President and a director

Leonard Sternheim has served as Chairman, Chief Executive Officer, Secretary and a director of the Company since, November 29, 2010 and as President from November 29, 2010 to February 1, 2012. Mr. Sternheim is currently acting in a consultancy capacity on a part-time basis and devotes a minimum of 10 hours per month to the Company. Since December 2007, Leonard Sternheim has been acting as a self-employed strategic consultant to various companies in the mining and oil and gas resource sector. Mr. Sternheim was CEO and President of Delek Resources, Inc., an oil exploration public company, from 2003 until November 2007. From 2001 to 2003, Mr. Sternheim was a consultant to the Stratos Group, a New York consulting business that assists emerging companies involved in mining and oil and gas with strategic planning. Based on Mr. Sternheim's prior experience in the industry that the Company operates, management believes that he is qualified to serve as a director of the company.

 Robert T. Faber has served as a director of the Company since July 22, 2011 and as President since February 1, 2012. Mr. Faber has served as a director of Comstock Mining Inc. (“Comstock”), since 2008. Mr. Faber joined Comstock in 2003 and has held several executive positions including President, Chief Executive Officer and Chief Financial Officer. Mr. Faber has more than 20 years of diverse, senior financial and operational management, business and acquisition experience, including 10 years of international experience. Mr. Faber previously served as Vice President of United Site Services, Inc., a privately held consolidator in the waste service industry. Additionally, Mr. Faber served as an executive with Allied Waste Industries, a company from overseeing a $1.2 billion, multi-state area. Prior to Allied, Mr. Faber spent 17 years with Waste Management, Inc., a publicly traded environmental services company, during which time he served in senior positions both internationally and domestically, including as Director of Finance of Waste Management’s $1.4 billion multi-country international operations based in London, England and Vice President and Controller for several $100 million plus multi-state market areas. His experience and background provide him with a broad range of expertise in public company issues. Mr. Faber is a Certified Public Accountant (currently unlicensed) and is a graduate of Saint John’s University, where he earned a B.S. in Accounting. Mr. Faber's prior executive experience, led to his appointment as a director of the Company.

Each director holds office until the next annual meeting of stockholders or until their successor has been duly elected and qualified. Executive officers are elected annually and serve at the discretion of our board of directors.

There are no familial relationships among any of our directors or officers. None of our directors or officers is a director in any other U.S. reporting companies other than as disclosed above. None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last ten years. The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have a financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company has only two directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executive officers or directors.

Involvement in Certain Legal Proceedings

There are no legal proceedings that have occurred within the past ten years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting ones participation in the securities or banking industries, or a finding of securities or commodities law violations.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.”

Board Committees

We do not have a nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

Executive Compensation

The table below sets forth information concerning compensation paid, earned or accrued by our chief executive officer and our executive officers who earned compensation in excess of $100,000 during our 2012 or 2011 fiscal year (each a “named executive officer”) for the last two fiscal years.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Leonard Sternheim	2012	240,000	(1)										240,000
Chairman, Chief Executive Officer,
Secretary and Director	2011	179,943	(2)										179,943

Mendel Mochkin	2012	64,221	(3)			24,000	(5)	15,940	(6)				104,161
Former Vice President and Director	2011	89,935	(3)	24,000	(4)	24,000	(5)	4,428	(6)				142,363

Lawrence Wolfe	2012	60,000	(7)			40,000	(9)	15,940	(6)				115,940
Former Chief Financial Officer	2011	42,500	(7)	24,000	(8)	30,000	(9)	4,428	(10)				100,928

(1)	Represents $93,711 salary paid ($25,000 of it was for salary accrued in 2011) and $171,289 salary accrued.
(2)	Represents $154,943 salary earned and $25,000 salary accrued.
(3)	Represents salary earned and accrued pursuant to Mr.Mochkin’s consultancy agreement dated July 25, 2011
(4)	Represents signing bonus paid in stocks pursuant to Mr.Mochkin’s consultancy agreement dated July 25, 2011
(5)	Represents salary paid in common stock pursuant to Mr. Mochkin’s consultancy agreement dated July 25, 2011
(6)
Represents options to purchase an aggregate of 120,000 shares of common stock at an exercise price of $0.50 per share pursuant to Mr. Mochkn’s consultancy agreement dated July 25, 2011. Half of option shall vest on January 1 and half on June 1 following the grant date. During the third quarter of 2012, Mr. Mochkin’s consultancy agreement dated July 25, 2011 was terminated. As a result, the 120,000 stock options and 1,000,000 grant options were forfeited.

(7)	Represents salary earned and accrued pursuant to Mr.Wolfe’s consultancy agreement dated July 25, 2011.
(8)	Represents signing bonus paid in stocks pursuant to Mr.Wolfe’s consultancy agreement dated July 25, 2011
(9)	Represents salary paid in common stock pursuant to Mr. Wolfe’s consultancy agreement dated July 25, 2011
(10)
Represents options to purchase an aggregate of 120,000 shares of common stock at an exercise price of $0.50 per share pursuant to Mr. Wolfe’s consultancy agreement dated July 25, 2011. Half of option shall vest on January 1 and half on June 1 following the grant date. During the third quarter of 2012, Mr. Wolfe’s consultancy agreement dated July 25, 2011 was terminated. As a result, the 120,000 stock options and 1,000,000 grant options were forfeited.

We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans.

Employment Agreements

On March 22, 2011, the Company entered into a two year employment agreement with Mendel Mochkin, pursuant to which he will be employed on a part time basis. Mr. Mochkin shall work at least one hundred (100) hours per month on behalf of the Company as the Company's Vice President. Pursuant to the agreement, his compensation will be $120,000 annually, which shall accrue from the date of the agreement and to be paid at such time when the Company has adequate capital. On July 25, 2011, the Company entered into a Consultancy Agreement, which replaced in its entirety the Employment Agreement between the Company and Mendel Mochkin dated March 22, 2011. On August 23, 2012, Mr. Mochkin resigned as an officer and director of the Company.

For the year ended December 31, 2012 and 2011, Mr. Mendel has been paid $44,221 and $89,935, respectively and an aggregate of 47,971 and 97,698 shares pursuant to his consulting agreement with a fair value of $24,000, respectively. On August 23, 2012, Mr. Mochkin resigned as an officer and director of the Company and in connection with such resignation, the Company has agreed to indemnify Mr. Mochkin in connection with the lawsuit by George Sharp vs. Mustang Alliances, Inc. et al described above. As of December 31, 2012, the Company has not accrued any amounts related to this indemnification. As of December 31, 2012, total consulting fees of $57,000 owed by Company were forgiven and recorded in additional paid in capital. As of December 31, 2012 and 2011, accrued consulting fees of $0 and $7,000 were including in accrued compensation-related party, respectively.

On March 22, 2011, the Company entered into a two year employment agreement with Leonard Sternheim, pursuant to which he will be employed on a part time basis. Mr. Sternheim shall work at least 150 hours per month on behalf of the Company as its Chief Executive Officer. Pursuant to the agreement, his compensation will be $120,000 annually, which shall accrue from the date of the agreement and to be paid at such time when the Company has adequate capital. In July 2011 this agreement was nullified. Mr. Sternheim is currently acting in a consultancy capacity as the Company’s Chief Executive Officer.

As of December 31, 2012 and 2011, the Company has paid $93,711 and $154,943, and accrued compensation fees of $171,289 and $25,000 were recorded in accrued compensation- related party, respectively.

Consulting Agreement

On July 21, 2011, the Company entered into a consulting agreement with Lawrence H. Wolfe, pursuant to which he will work as Chief Financial Officer. Pursuant to the agreement, 100,000 shares were issued as a signing bonus for the execution and delivery of the agreement with a fair value of $24,000. His compensation will be $150,000 for the first 12 months, payable 60% in cash and 40% in stock. The cash portion shall be paid monthly, and the shares shall be valued based on the stock price of the last day of the preceding month and will be issued on January 1st and June 1st. On each anniversary, an option to purchase 120,000 shares of common stock at an exercise price of $0.50 per share is granted, half of the option shall vest on January 1 and half on June 1 following such grant date. As a one-time bonus, the options to purchase 250,000 shares at $0.50 per share upon production of 12,000 and 24,000 ounces of gold, respectively, and an option to purchase 500,000 shares at $0.50 per share upon production of 48,000 ounces of gold. The consulting agreement has been amended to include a $0.25 per share price floor on the valuation of the common stock. On August 31, 2012, Mr. Lawrence H. Wolfe resigned from his position as a Chief Financial Officer. As a result of Mr. Wolfe's resignation, the Consultancy Agreement dated July 25, 2011 was terminated in its entirety. For the year ended December 31, 2012 and 2011, Mr. Wolfe has earned an aggregate of 139,376 shares and 122,120 shares pursuant to his consulting agreement with a fair value of $40,000 and $30,000, respectively. As of December 31, 2012 and 2011, accrued consulting fees of $71,500 and $17,500 were including in accrued compensation- related party, respectively.

On July 21, 2011, the Company entered into a Consultancy Agreement with Zegal and Ross Capital LLC. Pursuant to the agreement, 100,000 shares were issued as a signing bonus for the execution and delivery of the agreement with a fair value of $24,000. The compensation will be $120,000 for the first 12 months, payable 60% in cash and 40% in stock. The cash portion shall be paid monthly, and the shares shall be valued based on the stock price of the last day of the preceding month and will be issued on January 1st and June 1st. On each anniversary, an option to purchase 120,000 shares of common stock at an exercise price of $0.50 per share is granted, half of option shall vest on January 1st and half on June 1st following such grant date. As a one-time bonus, the options to purchase 250,000 shares at $0.50 per share upon production of 12,000 and 24,000 ounces of gold, respectively, and an option to purchase 500,000 shares at $0.50 per share upon production of 48,000 ounces of gold. The consulting agreement has been amended to include a $0.25 per share price floor on the valuation of the common stock. On July 1, 2012, the Consultancy Agreement dated July 25, 2011 was terminated in its entirety. For the year ended December 31, 2012 and 2011, Zegal and Ross has earned an aggregate of 47,971 and 42,849 shares pursuant to the consulting agreement with a fair value of $24,000 and $20,000, respectively. As of December 31, 2012 and 2011, accrued consulting fees of $48,000 and $12,000 were including in accrued compensation- related party, respectively.

Long-Term Incentive Plans

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our officer or director or employees. We have no group life, health, hospitalization, or medical reimbursement or relocation plans in effect. Further, we have no plans or agreements which provide compensation on the event of termination of employment or corporate change in control.

Director Compensation

Since our incorporation on February 22, 2007, no compensation has been paid to any of our directors in consideration for their services rendered in their capacity as directors.

Outstanding Equity Awards at Fiscal Year-End

Consultancy agreements with Mendel Mochkin and Lawrence Wolfe in July 2011 that contain provisions for the issuance and granting of options aggregating 2,000,000 shares at $0.50 per share that are predicated on the Company reaching certain milestones in the production of gold. None of the milestones have been met and accordingly such options have not been granted or issued. During the third quarter of 2012, both consultancy agreements noted above were terminated. As a result, the 240,000 stock options and 2,000,000 grant options were forfeited.

Stock Option Grants

We have not granted any stock options to our executive officer since our inception.

Security Ownership of Certain Beneficial Owners And Management

The following table lists, as of October 1 ,  2013, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 137,802,516 shares of our common stock issued as of October 1, 2013. Unless otherwise indicated, the address of each stockholder listed below is c/o Mustang Alliances, Inc., 382 NE 191St, Suite #46843, Miami, Florida 33179.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned

Leonard Sternheim	12,500,000	9.1%

Robert Faber	1,000,000	Less than 1%

Carlton Family Office Ltd.(1) Templeton Building Lyford Cay West Bay Street Nassau, Bahamas	27,000,000	19.7%

All directors and executive officers as a group (2 persons)	13,500,000	9.8%
______________
(1)
Consists of 13,500,000 shares of common stock issuable to Carlton pursuant to the conversion of principal of a secured convertible promissory note held by Carlton and 13,500,000 shares of common stock issuable upon the exercise of warrants owned by Carlton.

(2)	Deirdre M. McCoy is a managing director of Carlton and has the voting and investment power of the shares ofour common stock owned by Carlton.

Certain Relationships and Related Transactions

On November 29, 2010, Joseph Levi, the then principal shareholder of the Company, entered into a Stock Purchase Agreement for the sale of 60,000,000 shares of common stock of the Company to Leonard Sternheim, our Chairman, Chief Executive Officer, Secretary and a director for $7,500.

On December 24, 2010, Mr. Sternheim sold 10,000,000 shares to Zegal & Ross Capital LLC (“Zegal”) for $1,500. The Company is indebted to Zegal & Ross Capital pursuant to the terms of a convertible note in the original principal amount of $25,000. On March 28, 2011, the Company borrowed $25,000 from Zegal, which is payable with interest at the imputed IRS rate on September 28, 2011. The note is convertible into common stock of the Company at the rate of $0.25 per share. In addition, upon conversion at maturity date, the Company will issue a 2-year warrant to purchase 100,000 shares of the Company's common stock at an exercise price of $0.50 per share. The Company has recorded a beneficial conversion in the amount of $19,723 to reflect the fair value of the convertible debt and a corresponding increase to additional paid-in capital. As of December 31, 2011, the convertible note was repaid in full.

In January 2011, Leonard Sternheim, our Chairman and Chief Executive Officer, sold 4,000,000 shares of our common stock to MEM Mining Partners LLC, a New York limited liability company, which is solely owned and managed by Mendel Mochkin, a former vice president and a director for $1,000.

On December 2, 2010, we executed a Lease Agreement with CompaniaMineraCerros Del Sur, S.A., a corporation organized under the laws of Honduras (“Cerros”), and Mayan Gold, Inc., a Nevada corporation (“Mayan Gold”) pursuant to which Cerros, the registered owner of Corpus IV, leased us the exclusive right to prospect, explore and mine for minerals in this property in Hondurus. The Lease Agreement continues until the Honduran government grants Cerros the right to assign the property's mining concessions to the Company, at which time Cerros will transfer title to the mining concessions to us. In consideration for such rights, we issued an aggregate of 20,000,000 shares of common stock to Mayan Gold, the beneficial owner of 100% interest in Corpus IV. In accordance with the Lease Agreements, as further consideration for the rights granted, we agreed to pay Cerros $1,500 no later than April 1st of each year. Cerros also granted us an option to acquire exclusive rights to properties known as Corpus I, II, and III concessions and the Potosi concession. If we desired to exercise such option, the Company was to send written notice to Cerros and Mayan Gold on or before December 31, 2010.

On February 7, 2011 Mr. Sternheim sold 1,500,000 shares of our common stock to Mark Holcombe for $1,500, a director of the Company at that time.

Prior to February 9, 2010, Cerros was a wholly owned subsidiary of Mayan Gold. When Mayan Gold sold all of its shares in Cerros to Razor on such date, Mayan Gold retained all mining rights to the Properties and certain other assets that were in the name of Cerros. As a part of the sales transaction, Cerros and Razor entered into an agreement pursuant to which Cerros is contractually obligated to transfer those concessions and the other assets to transferees as directed by Mayan Gold from time to time. Since Razor is the title owner of all the shares of Cerros, Razor was required to represent to Mayan Gold and us that it has absolutely no direct or indirect title or interest in any of the Properties or any of the shares being issued to Mayan Gold.

On February 22, 2011, we entered into a Lease Agreement with Cerros and Mayan Gold pursuant to which we exercised our option to acquire the exclusive rights to the properties known as Corpus I, II, and III concessions and the Potosi concession and the Potosi ground lease. The Lease Agreement continues until the Honduras government grants Cerros the right to assign these properties to the Company, at which time Cerros will transfer title to the mining concession to us. In consideration for such right, we issued 20,000,000 shares of common stock to Mayan Gold, the beneficial owner of 100% interest in these properties. As further consideration for the rights granted, we agreed to pay Cerros an annual sum of $3,200 no later than April 1st of each year with the first payment due on April 1, 2011.

On June 15, 2011, the loans payable to First Line Capital, a company controlled by Dan Hirsh , including accrued interest in the amount of $97,784 was forgiven. The Company has recorded the carrying amount of debt with accrued interest as an increase to additional paid-in capital.

On July 19, 2011, the Company issued 40,000 units to Mark Holcombe, a director of the Company until such date, consisting of 40,000 shares of common stock and two-year warrants to purchase an aggregate of 20,000 shares of common stock at an exercise price of $0.50 per share. The shares were valued at $0.25 per share, the fair value on the date of grant.

On July 21, 2011, the Company issued 100,000 shares of our common stock to Lawrence Wolfe, our former Chief Financial Officer, in consideration for the execution and delivery of a consulting agreement. The shares were valued at $0.24 per share, the fair value on the date of grant. The consulting agreement was terminated in August 2012 upon Mr. Wolfe’s resignation from the Company.

On July 21, 2011, the Company issued 100,000 shares to Zegal & Ross Capital in consideration for the execution and delivery of a consulting agreement. The shares were valued at $0.24 per share, the fair value on the date of grant.

On July 25, 2011, the Company issued 100,000 shares to Mendel Mochkin, a former director, in consideration for the execution and delivery of a consulting agreement with the Company. The shares were valued at $0.24 per share, the fair value on the date of grant.

On July 25, 2011, repayment of $25,000 was made for a $50,000 note due to Landolt, an independent third party. The note was then assigned to MEM Mining, Inc. which is controlled by, Mendel Mochkin, a former director of the company. As of December 31, 2012, the amount of principal and accrued interest outstanding under the loan was $25,000, The loan is unsecured, is due January 31, 2013 and accrues interest at 5%.

On February 3, 2012, the Company entered into a Purchase and Sale Agreement with Clavo Rico, Ltd., a Turks and Caicos company (“Clavo”)for the purchase of certain mining equipment from Clavo’s wholly-owned subsidiary, Cerros, for 200,000 shares of common stock with a fair value of $106,000 based on the value of the equipment. The Company also agreed to be responsible for, among other things, the cost of freight, insurance, packing and transportation, and the risk of loss in shipping of the purchased equipment. The Company is a party to a lease agreement with Cerros for certain exclusive mining and development rights and a ground lease in Honduras.

On August 28, 2012, the Company issued 1,000,000 shares of common stock to David Lubin in consideration for services previously provided. The shares were valued at $0.07 per share, the fair value on the date of grant of $70,000.

On August 28, 2012, the Company issued 1,000,000 shares of common stock to Robert Faber, our director, and Lawrence Wolfe, our former chief financial officer, in consideration for services previously provided. The shares were valued at $0.07 per share, the fair value on the date of grant of $70,000 for each issuance.

During 2012, the Company received a total of $50,020 from Mr. Sternheim, our Chief Executive Officer as an unsecured non-interest bearing loan which is due upon demand. As of December 31, 2012, the principal due was $50,020 under the loan.

During 2012, Mendel Mochkin, a former officer and director forgave consulting fees of $57,000.

On February 3, 2012, the Company entered into a Purchase and Sale Agreement with Clavo Rico, Ltd., a related party, a Turks and Caicos company (“Seller”) for the purchase of certain mining equipment from the Seller's wholly-owned subsidiary, Compania Minera Cerros del Sur, S.A., a Honduran company (“Cerros”). The Company is a party to a lease agreement with Cerros for certain exclusive mining and development rights and a ground lease in Honduras. As consideration for the equipment, the Company exchanged 200,000 shares of common stock to the Seller with a fair value of $106,000 based on the value of equipment. The Company also agreed to be responsible for, among other things, the cost of freight, insurance, packing and transportation, and the risk of loss in shipping of the purchased equipment. The equipment has not been placed in service as of December 31, 2012 and the Company recorded an impairment loss of $106,000.

Disclosure of Commission Position Of Indemnification for
Securities Act Liabilities

Our officer and director are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

PROSPECTUS

57 ,000 ,000 SHARES OF COMMON STOCK

MUSTANG ALLIANCES, INC.
_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2013, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Securities and Exchange Commission registration fee	$501.27
Legal fees and miscellaneous expenses *	$25,000.00
Accounting fees and expenses *	$5,000.00
Total *	$30,501.27
_______
* Estimated.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (NRS) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Recent Sales of Unregistered Securities

On February 22, 2011, we entered into another Lease Agreement with Cerros and Mayan Gold pursuant to which we exercised our option to acquire the exclusive rights to the properties known as Corpus I, II, and III concessions and the Potosi concession and the Potosi ground lease. The Lease Agreement continues until the Honduras government grants Cerros the right to assign these properties to the Company, at which time Cerros will transfer title to the mining concession to us. In consideration for such right, we issued 20,000,000 shares of common stock to Mayan Gold, the beneficial owner of 100% interest in these properties. The issuance was a private offering without general solicitation or advertising to an accredited investor conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933.

On March 28, 2011, the Company sold 60,000 units consisting of 60,000 shares of common stock and 30,000 warrants for $15,000 to an accredited investor. The warrants are exercisable at $0.50 per share and had a two year term. We issued the foregoing units in a private offering without general solicitation or advertising pursuant to Section 4(2) of the Securities Act of 1933.

On April 12, 2011, the Company sold 1,000,000 units consisting of 1,000,000 shares of common stock and 500,000 warrants for cash of $250,000 to an accredited investor. The warrants are exercisable at $0.50 per share and had a two year term. We issued the foregoing units in a private offering without general solicitation or advertising pursuant to Section 4(2) of the Securities Act of 1933.

On April 20, 2011, the Company sold 100,000 units consisting of 100,000 shares of common stock and 50,000 warrants for cash of $25,000 to an accredited investor. The warrants are exercisable at $0.50 per share and have a two year term. We issued the foregoing units in a private offering without general solicitation or advertising pursuant to Section 4(2) of the Securities Act of 1933.

On April 21, 2011, the Company sold 100,000 units consisting of 100,000 shares of common stock and 50,000 warrants for cash of $25,000 to an accredited investor. The warrants are exercisable at $0.50 per share and have a two year term. We issued the foregoing units in a private offering without general solicitation or advertising pursuant to Section 4(2) of the Securities Act of 1933.

On May 6, 2011, the Company sold 60,000 units consisting of 60,000 shares of common stock and 30,000 warrants for cash of $15,000 to an accredited investor. The warrants are exercisable at $0.50 per share and have a two year term. We issued the foregoing units in a private offering without general solicitation or advertising pursuant to Section 4(2) of the Securities Act of 1933.

On May 11, 2011, the Company sold 20,000 units consisting of 20,000 shares of common stock and 10,000 warrants for cash of $5,000 to an accredited investor. The warrants are exercisable at $0.50 per share and have a two year term. We issued the foregoing units in a private offering without general solicitation or advertising pursuant to Section 4(2) of the Securities Act of 1933.

On July 19, 2011, the Company issued 40,000 units consisting of 40,000 shares of common stock and 20,000 warrants with a fair value of $1,583 to Mark Holcombe, a director of the Company at that time and therefore had access to information concerning the operations and financial condition of the Company, and was an accredited investor. Each warrant allowed Mr. Holcombe to purchase one additional share of common stock at a price of $0.50 per share for two years. We issued the units pursuant to Section 4(2) of the Securities Act of 1933.

On July 21, 2011, the Company issued 100,000 shares to Lawrence H. Wolfe, our Chief Financial Officer at that time, in consideration for the execution and delivery of a consulting agreement with Mr. Wolfe at a price of $0.24 per share. We issued the foregoing units pursuant to Section 4(2) of the Securities Act of 1933.

On July 21, 2011, the Company issued 100,000 shares to Zegal and Ross Capital LLC, an accredited investor, in consideration for the execution and delivery of a consulting agreement at $0.24 per share. The issuance was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.

 On July 25, 2011, the Company issued 100,000 shares at $.24 per share. to Mendel Mochkin, a director at that time, in consideration for the execution and delivery of a consulting agreement that replaced Mr. Mochkin's employment agreement. Mr. Mochkin is an accredited investor. The issuance was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended

 On July 27, 2011, the Company sold 1,000,000 units in consideration of $250,000 consisting of 1,000,000 shares of common stock and 1,000,000 warrants to an accredited investor. Each warrant allows for the purchase one additional share of common stock at a price of $0.50 per share for two years. We issued the units in a private offering without general solicitation or advertising upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.

 On October 24, 2011, the Company issued 20,000 shares to Ben Lafazan and 20,000 shares to Barry Wolinetz at $0.22 per share as partial settlement for services rendered. The issuances were made to accredited investors in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended

On February 3, 2012, the Company issued 200,000 shares of common stock to Clavo as payment for certain mining equipments in Honduras at a fair value of $106,000 based on the value of the equipment. The issuance was made to an accredited investor in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.

On March 28 , 2012, the Company issued 175,000 units consisting of 175,000 shares of common stock and 350,000 warrants to purchase 350,000 shares of common stock and raised an aggregate of $175,000 from one investor under a Regulation S Subscription Agreement. Each warrant entitles the investor to purchase one share of common stock for $1.50 per share. The warrants expire on the third anniversary date of their issuance. The issuance was conducted in a private offering without general solicitation or advertising in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.

On March 1, 2012, an accredited investor exercised his right to purchase 30,000 shares for $0.50 per share. The Company received proceeds of $15,000. The issuance was made in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended

On August 28, 2012, the Company sold 680,000 shares of common stock at $0.05 per share and five-year warrants to purchase 340,000 shares of common stock at $0.20 per share for $34,000 to one accredited investor pursuant to an exemption from registration under a Regulation S in an off-shore transaction.

 On August 2 4 , 2012, the Company issued 3,000,000 shares of common stock at $.07 per share to three consultants, each of whom were accredited investors in consideration for services previously provided. The issuances were made in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.

 On February 15, 2013, the Company issued a 12% convertible promissory note, due in sixty days for $45,000, and 2,500,000 shares of common stock to an accredited investor in a private offering without general solicitation or advertising. The note holder has the right to convert at any time, the unpaid principal for $0.01 per share. The note holder is an existing shareholder of the company. The issuance was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. The note was paid in full on July 3, 2013.

On February 28, 2013, the Company issued two 12 % convertible promissory notes for $100,000 each, due in sixty days, to two accredited investors in a private offering without general solicitation or advertising. Each of the note holders has the right to convert, at any time, the unpaid principal balance for $0.01 per share. On July 5, 2013, the note holders converted the notes and the Company issued an aggregate of 20,000,000 shares. The issuances were made in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.

On April 20, 2013, the Company issued a promissory note for $100,000, due in sixty days, to Binyomin Gordon, an accredited investor. The note holder has the right to convert, at any time, the unpaid principal balance for $0.01 per share. On July 5, 2013, the note holder converted the note and the Company issued 10,000,000 shares. The issuances weremade in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.

On June 28, 2013, the Company issued the Carlton Note and the Carlton Warrant. The Note and Warrant were offered and sold in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended and Rule 506 promulgated thereunder. The Purchase Agreement executed in connection therewith contains representations to support the Company's reasonable belief that Carlton had access to information concerning the operations and financial condition of the Company, and is an accredited investor as such term is defined in Rule 501 (a) of Regulation D promulgated under the Securities Act.

Each of the above persons or entities to which we issued securities acquired such securities for his, her or its own account, for investment only and not with a view toward distribution or resale thereof.

MUSTANG ALLIANCES, INC.

(AN EXPLORATION STAGE COMPANY)

Financial Statements

For the years ended December 31, 2012 and 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:
Mustang Alliances, Inc.

We have audited the accompanying balance sheets of Mustang Alliances, Inc. (an “exploration company”) (the “Company”) as of December 31, 2012 and 2011, and the related statements operations, changes in stockholders’ deficit and cash flows for the years ended December 31, 2012 and 2011 and the period February 22, 2007 (Inception) to December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Mustang Alliances, Inc. as of December 31, 2012 and 2011 and the results of its operations and its cash flows for the years ended December 31, 2012 and 2011 and the period February 22, 2007 (Inception) to December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss of $1,081,699, a negative cash flow from operations of $1,045,558 from inception and a working capital and stockholders’ deficiency of $492,581 as of December 31, 2012. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Liggett, Vogt & Webb, P.A.

LIGGETT, VOGT & WEBB, P.A.
Certified Public Accountants

Boynton Beach, Florida
April 9, 2013

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS

	December 31,
	2012	2011
ASSETS
Current assets:
Cash	$247	$891
Total current assets	247	891
Property, plant, and equipment, net	-	-
Total assets	$247	$891

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$96,869	$58,488
Accrued compensation-related party	290,789	61,500
Notes payable	30,000	-
Notes payable-related party	75,020	25,000
Due to shareholder	150	-
Total current liabilities	492,828	144,988
Total liabilities	492,828	144,988

Commitments and contingencies

Stockholder's deficit:
Preferred stock, $.0001 par value; 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $.0001 par value; 500,000,000 shares authorized, 104,537,834 shares issued and 104,537,834 shares outstanding at December 31, 2012, and 100,217,516 shares issued and 100,217,516 shares outstanding at December 31, 2011	10,431	9,992
Additional paid in capital	1,672,139	939,363
Deficit accumulated during the exploration stage	(2,175,151)	(1,093,452)
Total stockholders' deficit	(492,581)	(144,097)
Total liabilities and stockholders' deficit	$247	$891

The accompanying notes are an integral part of these financial statements

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS

	For the Years Ended December 31,		For the Period February 22, 2007 (Inception) to December 31,
	2012	2011	2012

Net revenues	$-	$-	$-

Operating expenses:
Professional fees	44,188	99,282	312,566
Consulting fees	763,542	523,285	1,286,827
General and administrative expenses	18,574	67,968	98,264
Impairment loss	106,000	-	106,000
Mining and exploration costs	146,456	182,561	329,017
Total operating expenses	1,078,760	873,096	2,132,674

Operating loss	(1,078,760)	(873,096)	(2,132,674)

Other expenses:
Interest expense, net	(2,939)	(5,654)	(22,754)
Amortization of debt discount	-	(19,723)	(19,723)
Total other expenses, net	(2,939)	(25,377)	(42,477)

Net loss	$(1,081,699)	$(898,473)	$(2,175,151)

Basic and diluted loss per share	$(0.01)	$(0.01)

Weighted average common shares outstanding	101,744,739	103,239,507

The accompanying notes are an integral part of these financial statements

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ DEFICIT
FOR THE PERIOD FEBRUARY 22, 2007 (INCEPTION) TO DECEMBER 31, 2012

	Common Stock			Accumulated Deficit During the Exploration	Total Stockholders's
	Shares	Amount	Paid-In Capital	Stage	Deficit
Balance, February 22 2007	-	$-	$-	$-	$-

Common Stock Issued to Founders at $.0000125 Per Share, February 22, 2007	64,000,000	6,400	(5,600	-	800

Net Loss for the Period	-	-	-	(4,498)	(4,498)

Balance, December 31, 2007	64,000,000	6,400	(5,600	(4,498)	(3,698)

Common Stock Issued to Investors at $.002 Per Share, Net of Offering Costs, February 20, 2008	22,400,000	2,240	42,724	-	44,964

Common Stock Issued for Services at $.0075 Per Share, February 25, 2008	800,000	80	5,920	-	6,000

Net Loss for the Year Ended	-	-	-	(91,106)	(91,106)

Balance, December 31, 2008	87,200,000	8,720	43,044	(95,604)	(43,840)

Net Loss for the Year Ended December 31, 2009	-	-	-	(29,939)	(29,939)

Balance, December 31, 2009	87,200,000	8,720	43,044	(125,543)	(73,779)

Common Stock Issued for Mining Lease at $.000125 Per Share, December 15, 2010	20,000,000	2,000	500	-	2,500

Net Loss for the Year Ended	-	-	-	(69,436)	(69,436)

Balance, December 31, 2010	107,200,000	10,720	43,544	(194,979)	(140,715)

Common Stock Issued for Mining Lease at $.000125 Per Share, February 22, 2011	20,000,000	2,000	500	-	2,500

Sale of Stock and Warrants at $.25 Per Share, March 2011	60,000	6	14,994	-	15,000

Retirement of 30,000,000 Shares of Common Stock as Contributed Capital on March 31, 2011 by Chief Executive Officer	(30,000,000)	(3,000)	3,000	-	-

Discount on Convertible Debt	-	-	19,723	-	19,723

Sale of Stock and Warrants at $.25 Per Share, June 2011	1,280,000	128	319,872	-	320,000

Sale of Stock and Warrants at $.25 Per Share, July 2011	1,000,000	100	249,900		250,000

Stock issued for services, July 2011	340,000	34	81,966		82,000

Debt forgiveness, July 2011			97,785		97,785

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ DEFICIT
FOR THE PERIOD FEBRUARY 22, 2007 (INCEPTION) TO DECEMBER 31, 2012

	Common Stock			Accumulated Deficit During the Exploration	Total Stockholders's
	Shares	Amount	Paid-In Capital	Stage	Deficit
Consulting fees forgiveness, July 2011			12,000		12,000

Stock issued for services, Oct 2011	40,000	4	8,796		8,800

Fair value of options issued during 2011			13,283		13,283

Common shares issuable (297,516 shares) to consultants, related parties during 2011	297,516		74,000		74,000

Net Loss for the Year Ended	-	-	-	(898,473)	(898,473)

Balance, December 31, 2011	100,217,516	9,992	939,363	(1,093,452)	(144,097)

Stocks issued for mining equipments, February 2012	200,000	20	105,980		106,000

Sale of Stock and Warrants at $1.00 Per Share, March, 2012	175,000	18	174,982		175,000

Exercise of stock options at $0.50 Per Share, March, 2012	30,000	3	14,997		15,000

Stocks issued for common shares issuable to consultants, related parties, March 2012	-	30	(30)	-	-

Fair value of options issued during six months ended June 30, 2012			47,822		47,822

Common shares issuable (235,318 shares) to consultants, related parties during 2012	235,318		88,000		88,000

Sale of stocks and warrants at $0.05 per share, Aug 2012	680,000	68	33,932		34,000

Stocks issued for services, Aug 2012	3,000,000	300	209,700		210,000

In-kind contribution of interest			393		393

Consulting fees forgiveness-related party			57,000		57,000

Net Loss for the Year Ended	-	-	-	(1,081,699)	(1,081,699)

Balance, December 31, 2012	104,537,834	$10,431	$1,672,139	$(2,175,151)	$(492,581)

The accompanying notes are an integral part of these financial statements

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,			For the Period February 22, 2007 (Inception) to December 31,
	2012		2011	2012
Cash Flows from Operating Activities:
Net Loss		$(1,081,699)	$(898,473)	$(2,175,151)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Common stock issued for services		210,000	90,800	306,800
Common stock issuable for services		88,000	74,000	162,000
Common Stock issued for mining rights		-	2,500	2,500
Stock compensation cost		47,822	13,283	61,105
Amortization of debt discount		-	19,723	19,723
Impairment of mining equipments		106,000	2,500	108,500
In-kind contribution of interest		393	-	393
In-kind contribution of services		57,000	-	57,000
Changes in operating assets and liabilities:
Increase in accounts payable and accrued expenses		267,670	104,791	411,572
Net Cash Used in Operating Activities		(304,814)	(590,876)	(1,045,558)

Cash Flows from Investing Activities:		-	-	-

Cash Flows from Financing Activities:
Proceeds of borrowings from non-related party		30,000	75,000	215,871
Proceeds of borrowings from related parties		50,170	-	50,170
Proceeds from sale of common stock and warrants, net		224,000	585,000	854,764
Repayment of borrowings		-	(75,000)	(75,000)
Net Cash Provided by Financing Activities		304,170	585,000	1,045,805

Increase (Decrease) in Cash		(644)	(5,876)	247

Cash – Beginning of Period		891	6,767	-

Cash – End of Period		$247	$891	$247

Supplemental Disclosures of Cash Flow Information:
Interest paid		$-	$-	$-
Income taxes paid		$-	$-	$-

Supplemental Schedule of Non-Cash Investing and Financing Activities:
Deferred offering costs charged to additional paid-in capital		$-	$-	$25,000
Deferred offering costs recorded in accounts payable		$-	$-	$7,500
Common stock issued for mining lease		$-	$2,500	$5,000
Debt forgiveness		$-	$97,785	$97,785
Consulting fees forgiveness	$		$12,000	$12,000
Common stock issued for mining equipments		$106,000	$-	$106,000
Common stock issued for shares issuable		$74,000	$-	$74,000

The accompanying notes are an integral part of these financial statements

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - Organization and Basis of Presentation

Mustang Alliances, Inc. (“the Company”) was incorporated on February 22, 2007 under the laws of the State of Nevada.

The Company has not yet generated revenues from planned principal operations and is considered an exploration stage company. The Company originally intended to market and sell anti-lock braking systems produced in China to the auto parts and manufacturing market in the United States. The Company has since abandoned its business plan and is seeking an operating company to merge or acquire. Currently, we are no longer a blank check company as we have a specific business plan. We are an exploration stage mining company and as a result of the execution and delivery of the lease agreements, we are now in the business of exploring mineral properties. There is no assurance, however, that the Company will achieve its objectives or goals.

NOTE 2 - Going Concern and Significant Accounting Policies

Going Concern

The Company is in the exploration stage and has no revenues, has incurred a net loss of approximately $1,081,699 for the year ended December 31, 2012 and a cumulative net loss of $2,175,151 for the period from February 22, 2007 (inception) to December 31, 2012. In addition, at December 31, 2012, there is a working capital deficit of $492,581. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or available from external sources such as debt, equity financings, or other potential sources. The inability to generate cash flow from operations or to raise capital from external sources will force the Company to substantially curtail and cease operations, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any funds, if available, will possess attractive terms or have a significant dilutive effect on the Company’s existing stockholders.

The Company is attempting to address its lack of liquidity by raising additional funds, either in the form of debt, equity, or some combination thereof. There can be no assurances that the Company will be able to raise the additional funds it requires.

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 2 - Going Concern and Significant Accounting Policies – (Continued)

Going Concern – (Continued)

The accompanying financial statements do not include any adjustments related to the recoverability, classification of asset-carrying amounts, or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates include the valuation of deferred tax assets and valuation of equity instruments.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At December 31, 2012 and 2011, the Company had no cash equivalents.

Property, Plant and Equipment

Property, plant, and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs, which are not considered improvements and do not extend the useful life of the asset, are expensed as incurred; additions, renewals and betterments are capitalized. When assets are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in the statement of operations in other income and expenses.

Depreciation is provided to recognize the cost of the asset in the results of operations. The Company calculates depreciation using the straight-line method with estimated useful life as follows:

Item	Useful Life
Mining equipments	10 years

Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 260, Earnings Per Share. As of December 31, 2012, the Company has 2,175,000 warrants and 0 options that are anti-dilutive and not included in diluted loss per share. During 2011, the Company had 1,690,000 warrants and 360,000 options that are anti-dilutive and not included in dilutive loss per share.

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 2 - Going Concern and Significant Accounting Policies – (Continued)

Income Taxes

The Company accounts for income taxes under FASB ASC Topic 740, Income Taxes (“ASC Topic 740”). Under ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC Topic 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company’s 2010 to 2012 tax returns are subject to examination by Internal Revenue Services.

Business Segments

The Company operates in one segment and therefore segment information is not presented.

Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC 605, Revenue Recognition. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheets for accounts payable and notes payable – related party approximate fair value based on the short-term maturity of these instruments.

Mining Properties (Exploration Costs)

Costs of acquiring mining properties and any exploration costs are capitalized as incurred,in accordance with FASB ASC Topic 930, Extractive Activities – Mining, when proven and probable reserves exist and the property is a commercially mineable property. Mine exploration costs incurred either to develop new gold, silver, lead and copper deposits, expand the capacity of operating mines, or to develop mine areas substantially in advance of current production are capitalized. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. Costs of abandoned projects are charged to operations upon abandonment. The Company evaluates, at least quarterly, the carrying value of capitalized mining costs and related property, plant and equipment costs, if any, to determine if these costs are in excess of their net realizable value and if a permanent impairment needs to be recorded. The periodic evaluation of the carrying value of capitalized costs and any related property, plant, and equipment costs are based upon expected future cash flows and/or estimated salvage value.

The Company capitalizes costs for mining properties by individual property and defers such costs for later amortization only if the prospects for economic productions are reasonably certain. Capitalized costs are expensed in the period when the determination has been made that economic production does not appear reasonably certain. As of December 31, 2012, the Company recorded an impairment of $106,000.

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 2 - Going Concern and Significant Accounting Policies – (Continued)

Stock-Based Compensation

In December 2004, the FASB issued ASC Topic 718, Compensation–Stock Compensation (ASC Topic 718). Under ASC Topic 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by ASC Topic 718.

ASC Topic 505, Equity Based Payments to Non-Employees defines the measurement date and recognition period for such instruments. In general, the measurement date is when either a performance commitment, as defined, is reached or the earlier of the non-employee performance is complete or the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB ASC.

Fair Value Measurement

The authoritative guidance for fair value measurements defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or the most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact, and (iv) willing to transact. The guidance describes a fair value hierarchy based on the levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

• Level 1- Quoted prices in active markets for identical assets or liabilities.

• Level 2- Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or corroborated by observable market data or substantially the full term of the assets or liabilities.

• Level 3- Unobservable inputs that are supported by little or no market activity and that are significant to the value of the assets or liabilities.

The Company's financial instruments include cash and equivalents, accounts payable and accrued expenses, and notes and loans payable. All these items were determined to be Level 1 fair value measurements. The carrying amounts of cash and equivalents, accounts payable and accrued expenses, and notes and loans payable approximated fair value because of the short maturity of these instruments.

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 2 - Going Concern and Significant Accounting Policies – (Continued)

Recent Accounting Pronouncements

In February 2013, FASB issued Accounting Standards Update 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date (a consensus of the FASB Emerging Issues Task Force). This guidance requires an entity to measure obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this guidance is fixed at the reporting date. This stipulates that (1) it will include the amount the entity agreed to pay for the arrangement between them and the other entities that are also obligated to the liability and (2) any additional amount the entity expects to pay on behalf of the other entities. The objective of this update is to provide guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements. The amendments in this update are effective for fiscal periods (and interim reporting periods within those years) beginning after December 15, 2013. This standard is not expected to have a material impact on the Company’s reported results of operations or financial position.

In February 2013, FASB issued Accounting standards update 2013-02, Comprehensive Income Topic 220): Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income. This update requires an entity to provide information amount the amount reclassified out of accumulated other comprehensive income by component. The entity is also required to disclose significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting periods. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other discourses required under U.S. GAAP that provide additional detail about those amounts. The objective in this Update is to improve the reporting of reclassifications out of accumulated other comprehensive income. The amendments in this update should be applied prospectively for reporting periods beginning after December 15, 2013. This standard is not expected to have a material impact on the Company’s reported results of operations or financial position.

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 3 - Mining Leases

On December 13, 2010, the Company entered into a lease agreement to explore certain mining concessions in Honduras. The Company issued 20,000,000 shares of common stock, with a fair value of $2,500 for this lease that was charged to mining exploration costs.

On February 22, 2011, the Company entered into a second lease agreement to explore certain mining concessions in Honduras. The Company issued 20,000,000 shares of common stock, with a fair value of $2,500 for this lease that was charged to mining exploration costs.

NOTE 4 - Property Plant and Equipment

On February 3, 2012, the Company entered into a Purchase and Sale Agreement with Clavo Rico, Ltd., a related party, a Turks and Caicos company (“Seller”) for the purchase of certain mining equipment from the Seller's wholly-owned subsidiary, Compania Minera Cerros del Sur, S.A., a Honduran company (“Cerros”). The Company is a party to a lease agreement with Cerros for certain exclusive mining and development rights and a ground lease in Honduras.

As consideration for the equipment, the Company exchanged 200,000 shares of common stock to the Seller with a fair value of $106,000 based on the value of equipment. The Company also agreed to be responsible for, among other things, the cost of freight, insurance, packing and transportation, and the risk of loss in shipping of the purchased equipment. The equipment has not been placed in service as of December 31, 2012 and the Company recorded an impairment loss of $106,000.

NOTE 5 - Notes Payable

On July 25, 2011, repayment for $25,000 was made for the $50,000 note due to Landolt, a company owned by a director of the Company. At which time the note was assigned to MeM Mining, Inc. MeM is controlled by, Mendel Mochkin, a director of the company. As of December 31, 2012 and 2011, the principle balance due was $25,000, is unsecured and is due January 2013 with accrued interest at 5%. The Company does not expect to be able to repay the loan on the maturity date, and will continue accrue the interest.

On March 28, 2012 the Company received $30,000 from First Line Capital, in exchange for an unsecured note bearing interest at 8%. As of December 31, 2012, the principal due was $30,000, is unsecured and is due in full plus accrued interest on March 28, 2013.

During 2012, the Company received a total of $50,020 from Leonard Sternheim, CEO of the Company, as an unsecured non-interest bearing loan. As of December 31, 2012, the principal due was $50,020, is unsecured and is due on demand. The Company recorded $393 of imputed interest related to Mr. Sternheim’s loan payable as in-kind contribution.

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 6 - Common Stock

In February 2007, the Company issued 64,000,000 shares of common stock at $0.0000125 per share to the Founders of the Company for $800.

In February 2008, the Company sold 22,400,000 shares of common stock at $0.002 per share pursuant to its public offering. The Company received net proceeds of $44,964.

In February 2008, the Company issued 800,000 shares of common stock with the fair value of $0.0075 per share for services rendered. The Company recorded stock based compensation expense of $6,000 in connection with this issuance.

On December 15, 2010, the Company notified FINRA of its intention to implement a 1 for 8 share dividend or forward stock split of its issued and outstanding common stock to the holders of record as of December 27, 2010 (the “Shareholders”). The forward stock split became effective as of the start of business on January 3, 2011. All share and per share data have been retroactively restated to reflect this recapitalization.

On December 13, 2010, the Company issued 20,000,000 shares of common stock as payment for certain mining leases in Honduras at a fair value of $2,500.

On February 22, 2011, the Company issued 20,000,000 shares of common stock as payment for certain additional mining leases in Honduras at a fair value of $2,500.

On March 28, 2011, the Company sold 60,000 units consisting of 60,000 shares of common stock and 30,000 warrants for $15,000. The warrants are exercisable at $0.50 per share and have a two year term.

On March 31, 2011, the Company's CEO retired 30,000,000 shares of his common stock of the Company as additional paid-in capital.

On April 12, 2011, the Company sold 1,000,000 units consisting of 1,000,000 shares of common stock and 500,000 warrants for cash of $250,000. The warrants are exercisable at $0.50 per share and have a two year term.

On April 20, 2011, the Company sold 100,000 units consisting of 100,000 shares of common stock and 50,000 warrants for cash of $25,000. The warrants are exercisable at $0.50 per share and have a two year term.

On April 21, 2011, the Company sold 100,000 units consisting of 100,000 shares of common stock and 50,000 warrants for cash of $25,000. The warrants are exercisable at $0.50 per share and have a two year term.

On May 6, 2011, the Company sold 60,000 units consisting of 60,000 shares of common stock and 30,000 warrants for cash of $15,000. The warrants are exercisable at $0.50 per share and have a two year term.

On May 11, 2011, the Company sold 20,000 units consisting of 20,000 shares of common stock and 10,000 warrants for cash of $5,000. The warrants are exercisable at $0.50 per share and have a two year term.

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

 NOTE 6 - Common Stock - Continued

On July 19, 2011, the Company issued 40,000 units to Mark Holcombe, a director of the Company in consideration of consisting of 40,000 shares of common stock and 20,000 warrants with a fair value of $1,583. Each warrant allows Mr. Holcombe to purchase one additional share of common stock at a price of $0.50 per share for two years. The shares were valued at $10,000 ($0.25 per share), the fair value on the date of grant.

On July 21, 2011, the Company issued 100,000 shares to Lawrence H. Wolfe, our Chief Financial Officer, in consideration for the execution and delivery of a consulting agreement with Mr. Wolfe. The shares were valued at $24,000 ($0.24 per share), the fair value on the date of grant.

On July 21, 2011, the Company issued 100,000 shares to Zegal and Ross Capital LLC in consideration for the execution and delivery of a consulting agreement. The shares were valued at $24,000 ($0.24 per share), the fair value on the date of grant.

On July 25, 2011, the Company issued 100,000 shares to Mendel Mochkin, a director, in consideration for the execution and delivery of a consulting agreement that replaced Mr. Mochkin's employment agreement entirely. Mr. Mochkin is an accredited investor. The issuance was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. The shares were valued at $24,000 ($0.24 per share), the fair value on the date of grant.

On July 27, 2011, the Company sold 1,000,000 units in consideration of $250,000 consisting of 1,000,000 shares of common stock and 1,000,000 warrants. Each warrant allows for the purchase one additional share of common stock at a price of $0.50 per share for two years.

During 2011, the principal stockholder forgave consulting fees of $12,000. The amount was recorded as an in-kind contribution.

On October 24, 2011, the Company issued 20,000 shares to Ben Lafazan and 20,000 shares to Barry Wolinetz as partial settlement for services rendered. The shares were valued at $0.22 per share, the fair value on the date of grant.

At December 31, 2011, the Company has 297,516 shares issuable to officers and directors with a fair value of $74,000 in connection with certain consulting agreements. These shares were valued at the fair value on the date of grant. These shares were issued to officers and directors during March, 2012.

On February 3, 2012, the Company issued 200,000 shares of common stock as payment for certain mining equipments in Honduras at a fair value of $106,000 based on the value of the equipment.

In February 2012, the company issued 175,000 units and raised an aggregate of $175,000 from one investor under a Regulation S Subscription Agreement. Under this agreement, the Company is offering for sale up to $500,000 of shares and warrants at a purchase price of $1.00 per share. For each dollar invested, the investor will receive one share of common stock and one warrant. Each warrant entitles the investor to purchase one share of common stock for $1.50 per share. The warrants expire on the third anniversary date its issuance.

On March 1, 2012, an investor exercised his right to purchase 30,000 shares for $0.50 per share. The Company received proceeds of $15,000.

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 6 - Common Stock - Continued

In August 2012, the Company raised an aggregate of $34,000 from one investor under a Regulation S Subscription Agreement in exchange for 680,000 shares of common stock at $0.05 per share and 340,000 warrants exercisable at $0.20 per share. The warrants expire on the fifth anniversary date of its issuance.

On August 28, 2012, the Company issued 3,000,000 shares of common stock to three consultants in consideration for services previously provided. The shares were valued at $0.07 per share, the fair value on the date of grant of $210,000.

At December 31, 2012, the Company has 235,318 shares issuable to officers and directors with a fair value of $88,000 in connection with certain consulting agreements. These shares were valued at the fair value on the date of grant.

During 2012, an officer forgave consulting fees of $57,000. The amount was recorded as an in-kind contribution

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 6 - Common Stock - Continued

Warrants

During 2011, the Company issued 1,690,000 warrants in connection with a private placement offering. The warrants have a term of two years from the date of the subscription agreement and allow investors to purchase one share of common stock for $0.50. At December 31, 2012 and 2011, all warrants have a remaining contractual life of approximately 0.5 year and 1.5 years, respectively.

In February 2012, the company issued 175,000 warrants in connection with a private placement offering. The warrants have a term of three years from the date of the subscription agreement and allow investors to purchase one share of common stock for $1.50 per share. At December 31, 2012, all warrants have a remaining contractual life of approximately 2.23 years.

In August 2012, the company issued 340,000 warrants in connection with a private placement offering. The warrants have a term of five years from the date of the subscription agreement and allow investors to purchase one share of common stock for $0.20 per share. At December 31, 2012, all warrants have a remaining contractual life of approximately 4.66 years.

Information with respect to warrants outstanding and exercisable at December 31, 2012 is as follows:

	Number Outstanding	Range of Exercise Price	Number Exercisable

Warrants outstanding, December 31, 2011	1,690,000	$0.50	1,690,000
Issued	515,000	$0.20-1.50
Exercised	(30,000)	$0.50
Forfeited	-	-	-
Warrants outstanding, December 31, 2012	2,175,000	$0.20-1.50	2,175,000

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 6 - Common Stock - Continued

Options

During July 2011, the Company granted 360,000 stock options to consultants for services to be rendered over a two-year period. The options are exercisable at $0.50 per share, half of the option shall vest on January 1 and half on June 1 following the grant date. These options had a fair value of $13,283 using the Black-Scholes option-pricing model. The grant date fair values of the Company’s option awards during the years ended December 31, 2012 and 2011 were estimated at $47,822 and $13,283 using the Black Scholes option pricing model with the following assumptions:

	For the Year ended December 31, 2012	For the Year ended December 31, 2011
Expected life (years)	-	2
Risk – free interest rate	-	0.40%
Expected volatility	-	178%
Dividend Yield	-	0.00%

The Company has Consultancy agreements that contain provisions for the issuance and granting of options aggregating 3,000,000 shares at $0.50 per share that are predicated on the Company reaching certain milestones in the production of gold. None of the milestones have been met and accordingly such options have not been granted or issued.

During the third quarter of 2012, all the consultancy agreements noted above were terminated. As a result, the 360,000 stock options and 3,000,000 grant options were forfeited.

	Number of Options	Weighted Average Exercise Price
Balance at December 31, 2011	360,000	$0.50
Granted	-	-
Exercised	-	-
Forfeited	(360,000)	0.50
Balance at December 31, 2012	-	-
Options exercisable at December 31, 2012	-	$0.50

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 7 - Preferred Stock

The Company has 5,000,000 preferred shares authorized that the Company’s Board of Directors may, without further action by the Company’s stockholders, direct the issuance of any authorized but unissued or unreserved shares of preferred stock in series and at the time of issuance, determine the rights, preferences and limitations of each series. The holders of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of the common stock. Furthermore, the Board of Directors could issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of the common stock.

NOTE 8 - Income Taxes

The net deferred tax liability in the accompanying balance sheets includes the following amounts of deferred tax assets and liabilities:

	December 31, 2012	December 31, 2011
Deferred tax liability	$-	$-
Deferred tax asset
Accrued salary	107,368	20,910
Net operation loss carry forward	405,002	296,707
Valuation allowance	(512,370)	(317,617)
Net deferred tax asset	-	-
Net deferred tax liability	-	-
	$-	$-

The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. This is necessary due to the Company’s continued operating losses and the uncertainty of the Company’s ability to utilize all of the net operating loss carryforwards before they will expire through the year 2032.

As of December 31, 2012, the Company has a net operating loss carryforward of approximately $1,191,183 available to offset future taxable income through December 31, 2032. The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. This is necessary due to the Company’s continued operating losses and the uncertainty of the Company’s ability to utilize all of the net operating loss carryforwards before they will expire through the year 2032.

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 8 - Income Taxes- Continued

The net change in valuation allowance for the year ended December 31, 2012 and 2011 was an increase of $194,753 and $251,000, respectively.

The components of income tax expense related to continuing operations are as follows:

	December 31, 2012	December 31, 2011
Federal
Current	$-	$-
Deferred	-	-
	-	-
State and Local
Current	$-	$-
Deferred	-	-

The Company’s income tax expense differed from the statutory rates (federal 34% and state 0%) as follows:

	December 31, 2012	December 31, 2011
Statutory rate applied to earnings before income taxes	$(367,777)	$(305,480)
Increase in income taxes resulting from:
Non-deductible expenses	173,024	53,863
Change in deferred tax asset valuation allowance	194,753	251,617
Income Tax expense	$-	$-

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 9 - Commitment and Contingencies

Lease Commitments

On December 13, 2010, the Company entered into a Lease Agreement (the "Lease Agreement") with Compania Minera Cerros Del Sur, S.A., a corporation organized under the laws of Honduras (“Cerros”) and Mayan Gold, Inc., a Nevada corporation (“Mayan Gold”) pursuant to which Cerros, the registered owner of the Corpus I, II, III and IV mining concessions and the Potosi concession, leased the Company the exclusive right to prospect, explore and mine for minerals in Corpus IV. The Lease Agreement continues until the Honduras government grants Cerros the right to assign the Corpus IV mining concession to the Company, at which time Cerros will transfer title to the mining concession to the Company. In consideration for such rights, we issued 20,000,000 shares of common stock to Mayan Gold, the beneficial owner of a 100% interest in Corpus IV. The shares issued by the Company to Mayan Gold represent approximately 18.66% of the then issued and outstanding shares of the Company. As further consideration for the right granted, we agreed to pay Cerros an annual sum of $1,500 no later than April 1st of each year, beginning April 1, 2011.

Cerros also granted the Company an option to acquire the exclusive rights to properties known as Corpus I, II, and III mining concessions and the Potosi concession. If we desire to exercise such option, the Company must send written notice to Cerros and Mayan Gold on or before December 31, 2010. The consideration for the exercise of the option is an additional 20,000,000 shares of the Company’s common stock to be issued to Mayan Gold no later than 30 days after the date we receive all the requested documentation from Cerros in connection with the exercise of the option.

On February 22, 2011, Company entered into a Lease Agreement (the "Lease Agreement") with Cerros and Mayan Gold pursuant to which the Company exercised its option to acquire the exclusive rights to properties known as Corpus I, II, and III mining concessions and the Potosi concession and the Potosi ground lease (collectively, referred to herein as the “Property”), with the subsequent right to participate in the development of minerals from the remaining mining concessions.

The Lease Agreement continues until the Honduras government grants Cerros the right to assign the Property to the Company, at which time Cerros will transfer title to the mining concession to us. In consideration for such right, we issued 20,000,000 shares of common stock to Mayan Gold, the beneficial owner of a 100% interest in Property. The shares issued by the Company to Mayan Gold represent an additional interest of 15.72% of the then issued and outstanding shares of the Company. As further consideration for the rights granted, we agreed to pay Cerros an annual sum of $3,200 no later than April 1st of each year with the first payment due on April 1, 2011.

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 9 - Commitment and Contingencies - Continued

Employment Agreements

On March 22, 2011, the Company entered into a two year employment agreement with Mendel Mochkin, pursuant to which he will be employed on a part time basis. Mr. Mochkin shall work at least one hundred (100) hours per month on behalf of the Company as the Company's Vice President. Pursuant to the agreement, his compensation will be $120,000 annually, which shall accrue from the date of the agreement and to be paid at such time when the Company has adequate capital. On July 25, 2011, the Company entered into a Consultancy Agreement, which replaced in its entirety the Employment Agreement between the Company and Mendel Mochkin dated March 22, 2011(See note 10).

On March 22, 2011, the Company entered into a two year employment agreement with Leonard Sternheim, pursuant to which he will be employed on a part time basis. Mr. Sternheim shall work at least one hundred fifty (150) hours per month on behalf of the Company as its Chief Executive Officer. Pursuant to the agreement, his compensation will be $120,000 annually, which shall accrue from the date of the agreement and to be paid at such time when the Company has adequate capital. In July 2011 this agreement was nullified. Mr. Sternheim is currently acting in a consultancy capacity as the Company’s Chief Executive Officer (See Note 10).

Litigation:

In July of 2012, the Company was named as a defendant in a lawsuit titled George Sharp vs. Mustang Alliances, Inc. et al. The lawsuit was filed in the Superior Court of the State of California, in San Diego County. The lawsuit alleges violations of California restrictions on unsolicited commercial e-mail advertisers and seeks damages and punitive dames in an unspecified amount. The Company intends to vigorously defend this lawsuit. As of December 31, 2012, the Company has not accrued any amounts related to this lawsuit

NOTE 10 – Related Parties

Consulting Agreements

On July 21, 2011, the Company entered into a consulting agreement with Lawrence H. Wolfe, pursuant to which he will work as Chief Financial Officer. Pursuant to the agreement, 100,000 shares were issued as a signing bonus for the execution and delivery of the agreement with a fair value of $24,000 (See note 6). His compensation will be $150,000 for the first 12 months, payable 60% in cash and 40% in stock. The cash portion shall be paid monthly, and the shares shall be valued based on the stock price of the last day of the preceding month and will be issued on January 1st and June 1st. On each anniversary, an option to purchase 120,000 shares of common stock at an exercise price of $0.50 per share is granted, half of the option shall vest on January 1 and half on June 1 following such grant date. As a one-time bonus, the options to purchase 250,000 shares at $0.50 per share upon production of 12,000 and 24,000 ounces of gold, respectively, and an option to purchase 500,000 shares at $0.50 per share upon production of 48,000 ounces of gold. The consulting agreement has been amended to include a $0.25 per share price floor on the valuation of the common stock. On August 31, 2012, Mr. Lawrence H. Wolfe resigned from his position as a Chief Financial Officer. As a result of Mr. Wolfe's resignation, the Consultancy Agreement dated July 25, 2011 was terminated in its entirety. For the year ended December 31, 2012 and 2011, Mr. Wolfe has earned an aggregate of 139,376 shares and 122,120 shares pursuant to his consulting agreement with a fair value of $40,000 and $30,000, respectively. As of December 31, 2012 and 2011, accrued consulting fees of $71,500 and $17,500 were including in accrued compensation- related party, respectively.

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 10 – Related Parties – Continued

On July 25, 2011, the Company entered into a Consultancy Agreement with Mendel Mochkin, which replaced in its entirety the Employment Agreement dated March 22, 2011 (See note 9). Pursuant to the agreement, his compensation will be $120,000 for the first 12 months, payable 60% in cash and 40% in stock. The cash portion shall be paid monthly, and the shares shall be valued based on the stock price of the last day of the preceding month and will be issued on January 1st and June 1st. On each anniversary, an option to purchase 120,000 shares of common stock at an exercise price of 0.50 per share is granted, half of option shall vest on January 1 and half on June 1 following such grant date. As a one-time bonus, the options to purchase 250,000 shares at $0.50 per share upon production of 12,000 and 24,000 ounces of gold, respectively, and an option to purchase 500,000 shares at $0.50 per share upon production of 48,000 ounces of gold. The consulting agreement has been amended to include a $0.25 per share price floor on the valuation of the common stock. For the year ended December 31, 2012 and 2011, Mr. Mendel has been paid $44,221 and $89,935, respectively and an aggregate of 47,971 and 97,698 shares pursuant to his consulting agreement with a fair value of $24,000, respectively. On August 23, 2012, Mr. Mendel Mochkin resigned from his position as a director of the Board of Directors. As a result of Mr. Mochkin's resignation, the Consultancy Agreement dated July 25, 2011 was terminated in its entirety. The Company has agreed to indemnify Mr. Mochkin in connection with the lawsuit by George Sharp vs. Mustang Alliances, Inc. et al filed in the Superior court of the State of California, in San Diego County. As of December 31, 2012, the Company has not accrued any amounts related to this indemnification. As of December 31, 2012, total consulting fees of $57,000 owed by Company was forgiven and recorded in additional paid in capital. As of December 31, 2012 and 2011, accrued consulting fees of $0 and $7,000 were including in accrued compensation- related party, respectively.

On July 21, 2011, the Company entered into a Consultancy Agreement with Zegal and Ross Capital LLC. Pursuant to the agreement, 100,000 shares was issued as a signing bonus for the execution and delivery of the agreement with a fair value of $24,000 (See note 5). The compensation will be $120,000 for the first 12 months, payable 60% in cash and 40% in stock. The cash portion shall be paid monthly, and the shares shall be valued based on the stock price of the last day of the preceding month and will be issued on January 1st and June 1st. On each anniversary, an option to purchase 120,000 shares of common stock at an exercise price of $0.50 per share is granted, half of option shall vest on January 1st and half on June 1st following such grant date. As a one-time bonus, the options to purchase 250,000 shares at $0.50 per share upon production of 12,000 and 24,000 ounces of gold, respectively, and an option to purchase 500,000 shares at $0.50 per share upon production of 48,000 ounces of gold. The consulting agreement has been amended to include a $0.25 per share price floor on the valuation of the common stock. On July 1, 2012, the Consultancy Agreement dated July 25, 2011 was terminated in its entirety. For the year ended December 31, 2012 and 2011, Zegal and Ross has earned an aggregate of 47,971 and 42,849 shares pursuant to the consulting agreement with a fair value of $24,000 and $20,000, respectively. As of December 31, 2012 and 2011, accrued consulting fees of $48,000 and $12,000 were including in accrued compensation- related party, respectively.

Mr. Sternheim is currently on a month-to-month arrangement at a rate of $20,000 a month. As of December 31, 2012 and 2011, the company has paid $93,711 and $154,943, and accrued compensation fees of $171,289 and $25,000 were recorded in accrued compensation- related party, respectively.

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 11 – Subsequent Events

On February 15, 2013, the Company issued a 12% promissory note, due in sixty days for $45,000. Additionally, the note holder will be issued 2,500,000 shares of common stock. The note holder has the right to convert at any time, the unpaid principal for $.01 per share. The Note Holder is an existing shareholder of the company.

On February 28, 2013 the Company issued two 12% promissory notes for $100,000 each, due in sixty days, to two independent third parties. Each of the note holders has the right to convert, at any time, the unpaid principal balance for $.01 per share.

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash	$993,188	$247
Prepaid expense	55,067	-
Total current assets	1,048,255	247
Plant and equipment, net	20,475	-
Other assets	156,667	-
Total assets	$1,225,397	$247

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$229,216	$96,869
Accrued compensation-related party	117,200	290,789
Notes payable	30,000	30,000
Notes payable-related party	28,637	75,020
Convertible debts	300,000	-
Contract settlement liabilities-current portion	888,000	-
Due to shareholder	150	150
Total current liabilities	1,593,203	492,828
Convertible debts, net of discounts of $1,297,500 and $0, respectively	2,500	-
Contract settlement liabilities	1,702,000	-
Total long term liabilities	1,704,500	-
Total liabilities	3,297,703	492,828

Commitments and contingencies (See note 9)

Stockholder's deficit
Preferred stock, $.0001 par value; 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $.0001 par value; 500,000,000 shares authorized, 137,037,834 and 104,537,834 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	13,703	10,453
Additional paid in capital	3,815,445	1,672,117
Deficit accumulated during the exploration stage	(5,901,454)	(2,175,151)
Total stockholders' deficit	(2,072,306)	(492,581)
Total liabilities and stockholders' deficit	$1,225,397	$247

The accompanying notes are an integral part of these unaudited condensed financial statements

(AN EXPLORATION STAGE COMPANY)
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,		For the Period February 22, 2007 (Inception) to June 30,
	2013	2012	2013	2012	2013

Net revenues	$-	$-	$-	$-	$-

Operating expenses:
Professional fees	39,679	19,425	59,612	34,269	372,178
Consulting fees	1,753,097	173,717	1,815,597	378,801	3,102,424
General and administrative expenses	2,862	6,738	12,252	13,791	110,516
Impairment loss	-	-	-	-	106,000
Mining and exploration costs	74,862	35,601	101,614	77,927	430,631
Total Operating expenses	1,870,500	235,481	1,989,075	504,788	4,121,749

Operating loss	(1,870,500)	(235,481)	(1,989,075)	(504,788)	(4,121,749)

Other expenses:
Liquidated damage	(81,000)	-	(81,000)	-	(81,000)
Loss on future sales	(1,290,000)	-	(1,290,000)	-	(1,290,000)
Interest expense, net	(14,404)	(930)	(18,728)	(1,241)	(41,482)
Amortization of debt discount	(213,750)	-	(347,500)	-	(367,223)
Total other expenses, net	(1,599,154)	(930)	(1,737,228)	(1,241)	(1,779,705)

Net loss	$(3,469,654)	$(236,411)	$(3,726,303)	$(506,029)	$(5,901,454)

Basic and diluted loss per share	$(0.03)	$(0.00)	$(0.03)	$(0.01)

Weighted average common shares outstanding	120,224,647	100,622,516	113,032,309	100,376,664

The accompanying notes are an integral part of these unaudited condensed financial statements

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
CONDENSED STATEMENT OF STOCKHOLDERS’ DEFICIT
FOR THE PERIOD FEBRUARY 22, 2007 (INCEPTION) TO JUNE 30, 2013
(UNAUDITED)

	Common Stock		Paid-In	Accumulated Deficit During the Exploration	Total Stockholders's
	Shares	Amount	Capital	Stage	Deficit
Balance, February 22 2007	-	$-	$-	$-	$-

Common Stock Issued to Founders at $.0000125 Per Share, February 22, 2007	64,000,000	6,400	(5,600)	-	800

Net Loss for the Period	-	-	-	(4,498)	(4,498)
Balance, December 31, 2007	64,000,000	6,400	(5,600)	(4,498)	(3,698)

Common Stock Issued to Investors at $.002 Per Share, Net of Offering Costs, February 20, 2008	22,400,000	2,240	42,724	-	44,964

Common Stock Issued for Services at $.0075 Per Share, February 25, 2008	800,000	80	5,920	-	6,000

Net Loss for the Year Ended December 31, 2008	-	-	-	(91,106)	(91,106)
Balance, December 31, 2008	87,200,000	8,720	43,044	(95,604)	(43,840)

Net Loss for the Year Ended December 31, 2009	-	-	-	(29,939)	(29,939)
Balance, December 31, 2009	87,200,000	8,720	43,044	(125,543)	(73,779)

Common Stock Issued for Mining Lease at $.000125 Per Share, December 15, 2010	20,000,000	2,000	500	-	2,500

Net Loss for the Year Ended December 31, 2010	-	-	-	(69,436)	(69,436)

Balance, December 31, 2010	107,200,000	10,720	43,544	(194,979)	(140,715)

Common Stock Issued for Mining Lease at $.000125 Per Share, February 22, 2011	20,000,000	2,000	500	-	2,500

Sale of Stock and Warrants at $.25 Per Share, March 2011	60,000	6	14,994	-	15,000

Retirement of 30,000,000 Shares of Common Stock as Contributed Capital on March 31, 2011 by Chief Executive Officer	(30,000,000)	(3,000)	3,000	-	-

Discount on Convertible Debt	-	-	19,723	-	19,723

Sale of Stock and Warrants at $.25 Per Share, June 2011	1,280,000	128	319,872	-	320,000

Sale of Stock and Warrants at $.25 Per Share, July 2011	1,000,000	100	249,900		250,000

Stock issued for services, July 2011	340,000	34	81,966		82,000

Debt forgiveness, July 2011			97,785		97,785

Consulting fees forgiveness, July 2011			12,000		12,000

Stock issued for services, Oct 2011	40,000	4	8,796		8,800

Fair value of options issued during 2011			13,283		13,283

Common shares issuable (297,516 shares) to consultants, related parties during 2011	297,516		74,000		74,000

Net Loss for the Year Ended
December 31, 2011	-	-	-	(898,473)	(898,473)

Balance, December 31, 2011	100,217,516	$9,992	$939,363	$(1,093,452)	$(144,097)

Stocks issued for mining equipments, February 2012	200,000	20	105,980		106,000

Sale of Stock and Warrants at $1.00 Per Share, March, 2012	175,000	18	174,982		175,000

Exercise of stock options at $0.50 Per Share, March, 2012	30,000	3	14,997		15,000

Stocks issued for common shares issuable to consultants, related parties, March 2012		30	(30)		-

Fair value of options issued during six months ended June 30, 2012			47,822		47,822

Common shares issuable (235,318 shares) to consultants, related parties during 2012	235,318	22	87,978		88,000

Sale of stocks and warrants at $0.05 per share, Aug 2012	680,000	68	33,932		34,000

Stocks issued for services, Aug 2012	3,000,000	300	209,700		210,000

In-kind contribution of interest			393		393

Consulting fees forgiveness-related party			57,000		57,000

Net Loss for the Year Ended	-	-	-	(1,081,699)	(1,081,699)

Balance, December 31, 2012	104,537,834	10,453	1,672,117	(2,175,151)	(492,581)

Common stocks issued with convertible debt	2,500,000	250	27,875		28,125

Common stocks issued for repayment of a related party loan	30,000,000	3,000	1,797,000		1,800,000

Discount on Convertible Debt			316,875		316,875

In-kind contribution of interest			1,578		1,578

Net Loss for the six months ended June 30, 2013				(3,726,303)	(3,726,303)

Balance, June 30, 2013	137,037,834	$13,703	$3,815,445	$(5,901,454)	$(2,072,306)

The accompanying notes are an integral part of these unaudited condensed financial statements

MUSTANG ALLIANCES, INC..
(AN EXPLORATION STAGE COMPANY)
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months Ended June 30,		For the Period February 22, 2007 (Inception) to June 30,
	2013	2012	2013
Cash Flows from Operating Activities:
Net Loss	$(3,726,303)	$(506,029)	$(5,901,454)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Common stock issued for services	1,500,000	-	1,806,800
Common stock issuable for services	-	78,000	162,000
Common Stock issued for mining rights	-	-	2,500
Stock compensation cost	-	15,940	61,105
Amortization of debt discount	347,500	-	367,223
Depreciation expense	525		525
Liquidated damages	81,000		81,000
Loss on future sales	1,290,000		1,290,000
Impairment of mining equipment	-	-	108,500
In-kind contribution of interest	1,578	-	1,971
In-kind contribution of services	-		57,000
Changes in operating assets and liabilities:
Increase in prepaid expense	(211,734)		(211,734)
Increase in accounts payable and accrued expenses	177,758	178,615	589,330
Net Cash Used in Operating Activities	(539,676)	(233,474)	(1,585,234)

Cash Flows from Investing Activities:
Purchase of Plant and equipment	(21,000)	-	(21,000)
Net Cash Used in Investing Activities	(21,000)	-	(21,000)

Cash Flows from Financing Activities:
Proceeds of borrowings from convertible debts-non-related parties	1,600,000	-	1,600,000
Proceeds of borrowings from non-related party	-	30,150	215,871
Proceeds of borrowings from related parties	400		50,570
Proceeds from sale of common stock and warrants, net	-	204,000	854,764
Repayment of borrowings to a related party	(46,783)	-	(121,783)
Net Cash Provided by Financing Activities	1,553,617	234,150	2,599,422

Increase in Cash	992,941	676	993,188

Cash – Beginning of Period	247	891	-

Cash – End of Period	$993,188	$1,567	$993,188

Supplemental Disclosures of Cash Flow Information:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

Supplemental Schedule of Non-Cash Investing and Financing Activities:

Deferred offering costs charged to additional paid-in capital	$-	$-	$25,000
Deferred offering costs recorded in accounts payable	$-	$-	$7,500
Common stock issued for mining lease	$-	$2,500	$5,000
Debt forgiveness	$-	$97,785	$97,785
Consulting fees forgiveness	$-	$12,000	$12,000
Common stock issued for mining equipments	$-	$166,000	$106,000
Common stock issued for shares issuable	$-	$74,000	$74,000
Common stock issued for repayment of accrued consulting fees to a related party	$300,000	$-	$300,000
Discount on convertible debt	$345,000	$-	$367,223
Note payable proceeds allocated to settlement liablity	$1,300,000	$-	$1,300,000
Common stock retired as contributed capital	$-	$-	$3,000

The accompanying notes are an integral part of these unaudited condensed financial statements

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 -                Organization and Basis of Presentation

Mustang Alliances, Inc. (“the Company”) was incorporated on February 22, 2007 under the laws of the State of Nevada.

The Company has not yet generated revenues from planned principal operations and is considered an exploration stage company.  We are an exploration stage mining company and as a result of the execution and delivery of the lease agreements, we are in the business of exploring mineral properties.  There is no assurance, however, that the Company will achieve its objectives or goals.

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information.  Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations. It is management's opinion, however that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation.  The results for the interim period are not necessarily indicative of the results to be expected for the year.

NOTE 2 -               Going Concern and Significant Accounting Policies

 Going Concern

The Company is in the exploration stage and has no revenues, has incurred a net loss of approximately $3,726,303 for the six months ended June 30, 2013 and a cumulative net loss of $5,901,454 for the period from February 22, 2007 (inception) to June 30, 2013. In addition, at June 30, 2013, there is a working capital deficit of $544,948.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or available from external sources such as debt, equity financings, or other potential sources.  The inability to generate cash flow from operations or to raise capital from external sources will force the Company to substantially curtail and cease operations, therefore, have a material adverse effect on its business.  Furthermore, there can be no assurance that any funds, if available, will possess attractive terms or have a significant dilutive effect on the Company’s existing stockholders.

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2 -                Going Concern and Significant Accounting Policies – (Continued)

The accompanying financial statements do not include any adjustments related to the recoverability, classification of asset-carrying amounts, or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates. Significant estimates include the valuation of deferred tax assets, valuation of equity instruments, and valuation of derivative transactions.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  At June 30, 2013 and December 31, 2012, the Company had no cash equivalents.

Plant and Equipment

Plant and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs, which are not considered improvements and do not extend the useful life of the asset, are expensed as incurred; additions, renewals and betterments are capitalized. When assets are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in the statement of operations in other income and expenses.

Depreciation is provided to recognize the cost of the asset in the results of operations. The Company calculates depreciation using the straight-line method with estimated useful life as follows:

Item	Useful Life
Vehicles	5 years
Mining equipments	10 years

 Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 260, Earnings Per Share.  As of June 30, 2013, the Company has 70,000,000 shares convertible under note agreements, 15,035,000 warrants and 0 options that are anti-dilutive and not included in diluted loss per share. As of June 30, 2012, the Company has 0 shares convertible under note agreements, 5,195,000 warrants and 5,050,000 options that are anti-dilutive and not included in diluted loss per share.

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2 -                Going Concern and Significant Accounting Policies – (Continued)

Income Taxes

The Company accounts for income taxes under FASB ASC Topic 740, Income Taxes (“ASC Topic 740”).  Under ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC Topic 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  The Company’s 2010 to 2012 tax returns are subject to examination by Internal Revenue Services.

Business Segments

The Company operates in one segment and therefore segment information is not presented.

Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC 605, Revenue Recognition.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheets for accounts payable and notes payable – related party approximate fair value based on the short-term maturity of these instruments.

Firm Sale Commitment - Derivative

The Company intends to produce gold bullion.  As a result of an agreement with a note holder, the Company has agreed to deliver and sell 100 oz of gold bullion each month over the next 35 months (3,500 oz in total) at a fixed price of $500, unless price of gold as measured by the Kitco.com price index is below $1,000 at which time the fixed price drops to $400 per ounce.  In accordance with ASC 820, Fair Value Measurements, we value this derivative at its fair value determined to be the intrinsic value differential between the spot price and fixed price at each reporting period with adjustments to fair value to be made each reporting period.

Mining Properties (Exploration Costs)

Costs of acquiring mining properties and any exploration costs are capitalized as incurred,in accordance with FASB ASC Topic 930, Extractive Activities – Mining, when proven and probable reserves exist and the property is a commercially mineable property. Mine exploration costs incurred either to develop new gold, silver, lead and copper deposits, expand the capacity of operating mines, or to develop mine areas substantially in advance of current production are capitalized. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. Costs of abandoned projects are charged to operations upon abandonment. The Company evaluates, at least quarterly, the carrying value of capitalized mining costs and related property, plant and equipment costs, if any, to determine if these costs are in excess of their net realizable value and if a permanent impairment needs to be recorded. The periodic evaluation of the carrying value of capitalized costs and any related property, plant, and equipment costs are based upon expected future cash flows and/or estimated salvage value.

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2 -                Going Concern and Significant Accounting Policies – (Continued)

The Company capitalizes costs for mining properties by individual property and defers such costs for later amortization only if the prospects for economic productions are reasonably certain. Capitalized costs are expensed in the period when the determination has been made that economic production does not appear reasonably certain. During 2012, the Company recorded an impairment of $106,000.

Reclassifications

Certain reclassifications have been made to the prior period to conform with the current period presentation.

Stock-Based Compensation

In December 2004, the FASB issued ASC Topic 718, Compensation–Stock Compensation(ASC Topic 718).  Under ASC Topic 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans.  As such, compensation cost is measured on the date of grant at their fair value.  Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.  Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by ASC Topic 718.

ASC Topic 505, Equity Based Payments to Non-Employees defines the measurement date and recognition period for such instruments.  In general, the measurement date is when either a performance commitment, as defined, is reached or the earlier of the non-employee performance is complete or the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB ASC.

Fair Value Measurement

The authoritative guidance for fair value measurements defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or the most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact, and (iv) willing to transact. The guidance describes a fair value hierarchy based on the levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2 -                Going Concern and Significant Accounting Policies – (Continued)

Fair Value Measurement (Continued)

• Level 1-Quoted prices in active markets for identical assets or liabilities.

• Level 2-Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or corroborated by observable market data or substantially the full term of the assets or liabilities.

• Level 3-Unobservable inputs that are supported by little or no market activity and that are significant to the value of the assets or liabilities.

The following table summarizes our financial instruments measured at fair value as of June 30, 2013:

	Fair Value Measurements at June 30, 2013
Liabilities:	Total	Level 1	Level 2	Level 3

Commodity derivative at fair value	$2,590,000	$2,590,000	$-	$-
Convertible notes at fair value	$302,500	$-	$-	$302,500

The Company recorded $888,000 of the commodity derivative in current liabilities and the balance of $1,702,000 in the long term liabilities.

Recent Accounting Pronouncements

Recent accounting pronouncements issued by FASB (including the Emerging Issues Task Force), the AICPA and the SEC, did not or are not believed by the Company’s management, to have a material impact on the Company’s present or future financial statements.

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3 -                Mining Leases

On December 13, 2010, the Company entered into a lease agreement to explore certain mining concessions in Honduras.  The Company issued 20,000,000 shares of common stock, with a fair value of $2,500 for this lease that was charged to mining exploration costs.

On February 22, 2011, the Company entered into a second lease agreement to explore certain mining concessions in Honduras.  The Company issued 20,000,000 shares of common stock, with a fair value of $2,500 for this lease that was charged to mining exploration costs.

NOTE 4 -                 Plant and Equipment

On February 3, 2012, the Company entered into a Purchase and Sale Agreement with Clavo Rico, Ltd., a related party, a Turks and Caicos company (“Seller”) for the purchase of certain mining equipment from the Seller's wholly-owned subsidiary, Compania Minera Cerros del Sur, S.A., a Honduran company (“Cerros”). The Company is a party to a lease agreement with Cerros for certain exclusive mining and development rights and a ground lease in Honduras.

As consideration for the equipment, the Company exchanged 200,000 shares of common stock to the Seller with a fair value of $106,000 based on the value of equipment. The Company also agreed to be responsible for, among other things, the cost of freight, insurance, packing and transportation, and the risk of loss in shipping of the purchased equipment. The equipment has not been placed in service as of December 31, 2012 and the Company recorded an impairment loss of $106,000.

Plant and equipment consists of the following at June 30, 2013 and December 31, 2012:

	June 30, 2013	December 31, 2012

Mining equipments	$106,000	$106,000
Vehicles	21,000	-
Total	127,000	106,000
Less: accumulated depreciation	(525)	-
Less: impairment loss	(106,000)	(106,000)

Plant and equipment, net	$20,475	$-

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 5 -                Notes Payable

On June 15, 2011, the loans payable to First Line Capital which is a company owned by a previous stockholder, a related party, including accrued interest in the amount of $97,785 was forgiven. The Company has recorded the carrying amount of debt with accrued interest as an increase to additional paid-in capital

On July 25, 2011, repayment for $25,000 was made for the $50,000 note due to Landolt, a company owned by a director of the Company. At which time the note was assigned to MeM Mining, Inc.   MeM is controlled by, Mendel Mochkin, a director of the company.  As of December 31, 2012, the principle balance due was $25,000, is unsecured and was due January 2013 with accrued interest at 5%. As of June 30, 2013, the Company was unable to repay the loan on the maturity date, and the principal balance of $25,000 and accrued interest of $3,771 are in default. The note does not include any additional fees or penalties due to the loan being in default.

On March 28, 2012 the Company received $30,000 from First Line Capital, in exchange for an unsecured note bearing interest at 8%. As of December 31, 2012, the principal due was $30,000, is unsecured and was due in full plus accrued interest on March 28, 2013. As of June 30, 2013, the Company was unable to repay the loan on the maturity date, and the principal balance of $30,000 and accrued interest of $3,542 are in default. The loan stipulates an increase to a 15% interest rate until the loan is repaid.

During 2012, the Company received a total of $50,020 from Leonard Sternheim, CEO of the Company, as an unsecured non-interest bearing loan. During the six months ended June 30, 2013, the Company repaid $46,783 of notes payable. As of June 30, 2013 and December 31, 2012, the principal due was $3,637 and $50,020, is unsecured and is due on demand. The Company recorded $1,578 and $393 of imputed interest related to Mr. Sternheim’s loan payable as in-kind contribution at June 30, 2013 and December 31, 2012, respectively.

NOTE 6 -                Convertible Debts

The Company has issued for aggregate consideration of $25,000 a convertible note to a related party, a stockholder of the Company. This note bears interest at the imputed IRS rate of .0054% per annum and is due September 28, 2011. The note is convertible into common stock of the Company at the rate of $.25 per share. In addition, upon conversion to common stock at maturity date, the Company will issue a 2-year warrant to purchase 100,000 shares of the Company's common stock at an exercise price of $.50 per share. The Company has recorded a beneficial conversion in the amount of $19,723 to reflect the fair value of the convertible debt and a corresponding increase to additional paid-in capital. As of December 31, 2011, the convertible note was repaid in full.

On February 15, 2013, the Company issued a convertible note of $45,000. The note accrues interest at 12% per annum and matured on April 16, 2013. The note is convertible into shares of Company’s common stock at a conversion price of $0.01 per share. The difference between the effective conversion price of the convertible notes into shares of the Company’s common stock, and the fair value of the Company’s common stock on the date of issuance of the convertible notes, resulted in a beneficial conversion feature in the amount of $16,875. In addition, upon the issuance of convertible note, the Company issued 2,500,000 shares of the Company's common stocks (See note 7). The Company has recorded a debt discount in the amount of $28,125 to reflect the value of the common stocks as a reduction to the carrying amount of the convertible debt and a corresponding increase to common stocks and additional paid-in capital. The total discount of $45,000 was amortized over the term of the debt.  Amortization for the six months ended June 30, 2013 was $45,000. The Company was not able to repay the loan on the maturity date, however, the principal balance of $45,000 was repaid on June 28, 2013. At June 30, 2013, the Company owes accrued interest of $1,586 to the Note Holder.

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 6 -                Convertible Debts - Continued

On February 28, 2013, the Company issued two convertible notes totaling $200,000. The notes accrued interest at 12% per annum and matured on April 27, 2013. The notes are convertible into shares of Company’s common stocks at a conversion price of $0.01 per share. The difference between the effective conversion price of the convertible notes into shares of the Company’s common stock, and the fair value of the Company’s common stock on the date of issuance of the convertible notes, resulted in a beneficial conversion in the amount of $200,000. The total discount of $200,000 was amortized over the term of the debt. Total amortization for the two convertible notes for the six months ended June 30, 2013 was $200,000. As of June 30, 2013, the Company was not able to repay the loan on the maturity date, and the principal balance of $200,000 and accrued interest of $8,022 are in default. The note does not include any additional fees or penalties due to the loan being in default. The notes were converted into 20,000,000 shares of Company’s common stock to satisfy the debt of $200,000 on July 8, 2013.

On April 20, 2013, the Company issued a convertible note of $100,000. The note accrued interest at 12% per annum and matured on June 19, 2013. The note is convertible into shares of Company’s common stocks at a conversion price of $0.01 per share. The difference between the effective conversion price of the convertible notes into shares of the Company’s common stock, and the fair value of the Company’s common stock on the date of issuance of the convertible notes, resulted in a beneficial conversion in the amount of $100,000. The total discount of $100,000 was amortized over the term of the debt. Total amortization for the convertible note for the six months ended June 30, 2013 was $100,000. As of June 30, 2013, the Company was not able to repay the loan on the maturity date, and the principal balance of $100,000 and accrued interest of $2,334 are in default. The note does not include any additional fees or penalties due to the loan being in default. The notes were converted into 10,000,000 shares of Company’s common stock was made to satisfy the debt of $100,000 on July 8, 2013.

On June 28, 2013, the Company issued a convertible note of $1,350,000. The Note matures on June 28, 2016 and is secured by a lien on all the assets of the Company. The interest is payable by 50 ounces of gold produced by the Company on a monthly basis commencing on August 28, 2013. If the 50 ounces of gold are not available, the gold shall be made available at the next monthly interest date. As of June 30, 2013, the interest expense is $4,136.

The note is convertible into shares of Company’s common stock at a conversion price of $0.10 per share. The Company also issued a 5-year warrant to purchase 13,500,000 shares of common stock at an exercise price of $0.15 per share. (See note 7). In addition, the Company agreed to sell to the Note holder on a monthly basis commencing August 28, 2013, 100 ounces of gold per month for a purchase price of $500 per ounce. If an ounce of gold as reported on Kitco.com is less than $1,000 an ounce when the gold is to be delivered to the Buyer, the purchase price of the gold shall be $400 per ounce. The agreement shall survive until an aggregate of 3,500 ounces of gold have been purchased by the Note holder. The Company has recorded a contract settlement liability in the amount of $2,590,000 to reflect the value of the 3,500 ounces of gold committed to purchase as a reduction to the carrying amount of the convertible debt. The total discount of $1,300,000 will be amortized over the term of the debt. Amortization for the six months ended June 30, 2013 was $2,500.

The Company also agreed to file a registration statement to register for re-sale the shares issuable upon conversion of the Note and the shares underlying the Warrant . If the registration statement is not declared effective by the Securities and Exchange Commission by August 28, 2013, the Company shall pay the Buyer as liquidated damages 3% of the liquidated value of the Conversion Shares for each 30 day period subsequent to August 28, 2013. As of June 30, 2013, the Company has accrued liquidated damage expense of $81,000.

As of June 30, 2013, the Company has received $1,300,000 of the proceeds from the convertible note. The remaining $50,000 was funded in July 2013.

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 7 -                Common Stock

In February 2007, the Company issued 64,000,000 shares of common stock at $0.0000125 per share to the Founders of the Company for $800.

In February 2008, the Company sold 22,400,000 shares of common stock at $0.002 per share pursuant to its public offering.  The Company received net proceeds of $44,964.

In February 2008, the Company issued 800,000 shares of common stock with the fair value of $0.0075 per share for services rendered.  The Company recorded stock based compensation expense of $6,000 in connection with this issuance.

On December 13, 2010, the Company issued 20,000,000 shares of common stock as payment for certain mining leases in Honduras at a fair value of $2,500.

On December 15, 2010, the Company notified FINRA of its intention to implement a 1 for 8 share dividend or forward stock split of its issued and outstanding common stock to the holders of record as of December 27, 2010 (the “Shareholders”). The forward stock split became effective as of the start of business on January 3, 2011.  All share and per share data have been retroactively restated to reflect this recapitalization.

On February 22, 2011, the Company issued 20,000,000 shares of common stock as payment for certain additional mining leases in Honduras at a fair value of $2,500.

On March 28, 2011, the Company sold 60,000 units consisting of 60,000 shares of common stock and 30,000 warrants for $15,000.  The warrants are exercisable at $0.25 per share and have a two year term.

On March 31, 2011, the Company's CEO retired 30,000,000 shares of his common stock of the Company as additional paid-in capital.

On April 12, 2011, the Company sold 1,000,000 units consisting of 1,000,000 shares of common stock and 500,000 warrants for cash of $250,000.  The warrants are exercisable at $0.25 per share and have a two year term expiring April 12, 2013.

On April 20, 2011, the Company sold 100,000 units consisting of 100,000 shares of common stock and 50,000 warrants for cash of $25,000.  The warrants are exercisable at $0.25 per share and have a two year term expiring April 20, 2013.

On April 21, 2011, the Company sold 100,000 units consisting of 100,000 shares of common stock and 50,000 warrants for cash of $25,000.  The warrants are exercisable at $0.25 per share and have a two year term expiring April 21, 2013.

On May 6, 2011, the Company sold 60,000 units consisting of 60,000 shares of common stock and 30,000 warrants for cash of $15,000.  The warrants are exercisable at $0.25 per share and have a two year term expiring May 6, 2013.

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 7 -                Common Stock - Continued

On May 11, 2011, the Company sold 20,000 units consisting of 20,000 shares of common stock and 10,000 warrants for cash of $5,000.  The warrants are exercisable at $0.25 per share and have a two year term expiring May 11, 2013.

On July 19, 2011, the Company issued 40,000 units to Mark Holcombe, a director of the Company in consideration of consisting of 40,000 shares of common stock and 20,000 warrants with a fair value of $1,583. Each warrant allows Mr. Holcombe to purchase one additional share of common stock at a price of $0.50 per share for two years expiring July 19, 2013.  The shares were valued at $10,000 ($0.25 per share), the fair value on the date of grant.

On July 21, 2011, the Company issued 100,000 shares to Lawrence H. Wolfe, the Chief Financial Officer at the time, in consideration for the execution and delivery of a consulting agreement with Mr. Wolfe.  The shares were valued at $24,000 ($0.24 per share), the fair value on the date of grant.

On July 21, 2011, the Company issued 100,000 shares to Zegal and Ross Capital LLC in consideration for the execution and delivery of a consulting agreement. The shares were valued at $24,000 ($0.24 per share), the fair value on the date of grant.

On July 25, 2011, the Company issued 100,000 shares to Mendel Mochkin, a director, in consideration for the execution and delivery of a consulting agreement that replaced Mr. Mochkin's employment agreement entirely. Mr. Mochkin is an accredited investor. The issuance was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.  The shares were valued at $24,000 ($0.24 per share), the fair value on the date of grant.

On July 27, 2011, the Company sold 1,000,000 units in consideration of $250,000 consisting of 1,000,000 shares of common stock and 1,000,000 warrants. Each warrant allows for the purchase one additional share of common stock at a price of $0.25 per share for two years expiring July 27, 2013.

During 2011, the principal stockholder forgave consulting fees of $12,000. The amount was recorded as an in-kind contribution.

On October 24, 2011, the Company issued 20,000 shares to Ben Lafazan and 20,000 shares to Barry Wolinetz as partial settlement for services rendered. The shares were valued at $0.22 per share, the fair value on the date of grant.

At December 31, 2011, the Company has 297,516 shares issuable to officers and directors with a fair value of $74,000 in connection with certain consulting agreements.  These shares were valued at the fair value on the date of grant.  These shares were issued to officers and directors during March, 2012.

On February 3, 2012, the Company issued 200,000 shares of common stock as payment for certain mining equipments in Honduras at a fair value of $106,000 based on the value of the equipment.

In February 2012, the company issued 175,000 units and raised an aggregate of $175,000 from one investor under a Regulation S Subscription Agreement. Under this agreement, the Company is offering for sale up to $500,000 of shares and warrants at a purchase price of $1.00 per share. For each dollar invested, the investor will receive one share of common stock and one warrant. Each warrant entitles the investor to purchase one share of common stock for $1.50 per share. The warrants expire on the third anniversary date its issuance in February 2015.

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 7 -                Common Stock - Continued

On March 1, 2012, an investor exercised his right to purchase 30,000 shares for $0.50 per share. The Company received proceeds of $15,000.

In August 2012, the Company raised an aggregate of $34,000 from one investor under a Regulation S Subscription Agreement in exchange for 680,000 shares of common stock at $0.05 per share and 340,000 warrants exercisable at $0.20 per share.   The warrants expire on the fifth anniversary date of its issuance in August 2017.

On August 28, 2012, the Company issued 3,000,000 shares of common stock to three consultants in consideration for services previously provided. The shares were valued at $0.07 per share, the fair value on the date of grant of $210,000.

At December 31, 2012, the Company has 235,318 shares issuable to officers and directors with a fair value of $88,000 in connection with certain consulting agreements.  These shares were valued at the fair value on the date of grant.

During 2012, an officer forgave consulting fees of $57,000. The amount was recorded as an in-kind contribution.

On February 15, 2013, the Company issued 2,500,000 shares of common stock in connection with issuance of convertible debt of $45,000. These shares were valued at the fair value on the date of grant (See note 6).

During May 2013, the Board of Directors approved resolutions for the issuance of a total of 30,000,000 shares of the Company’s restricted common stock to Mr. Sternheim (our CEO) to discharge $300,000 of amounts due to him at $0.01 per share. The transaction was recorded at the fair value of the stocks on the grant date of $1,800,000 ($0.06 per share). The difference between the debt discharged and the fair value was recorded as stock compensation expense (See note 10).

Warrants
During 2011, the Company issued 1,690,000 warrants in connection with a private placement offering. The warrants have a term of two years from the date of the subscription agreement and allow investors to purchase one share of common stock for $0.50.  The 640,000 warrants expired during the six months ended June 30, 2013.

In February 2012, the company issued 175,000 warrants in connection with a private placement offering. The warrants have a term of three years from the date of the subscription agreement and allow investors to purchase one share of common stock for $1.50 per share.

In August 2012, the company issued 340,000 warrants in connection with a private placement offering. The warrants have a term of five years from the date of the subscription agreement and allow investors to purchase one share of common stock for $0.20 per share.

On June 28, 2013, the Company issued a 5-year warrantto purchase 13,500,000 shares of common stock at an exercise price of $0.15 per share in connection with issuance of convertible debt of $1,350,000. These shares were valued at the fair value on the date of grant (See note 6).

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 7 -                Common Stock - Continued

Warrants - Continued

Information with respect to warrants outstanding and exercisable at June 30, 2013 is as follows:

	Number Outstanding	Range of Exercise Price	Number Exercisable

Warrants outstanding, December 31, 2012	2,175,000	$0.20-1.50	2,175,000
Issued	13,500,000	$0.15	13,500,000
Exercised	-
Expired/Forfeited	(640,000)	$0.50	-
Warrants outstanding, June 30, 2013	15,035,000	$0.20-1.50	15,035,000

Options

There were no options issued during the six months ended June 30, 2013.

During July 2011, the Company granted 360,000 stock options to consultants for services to be rendered over a two-year period.  The options are exercisable at $0.50 per share, half of the option shall vest on January 1 and half on June 1 following the grant date. These options had a fair value of $47,822 using the Black-Scholes option-pricing model. The grant date fair values of the Company’s option awards during the years ended December 31, 2012 and 2011 were estimated using the Black Scholes option pricing model with the following assumptions:

	For the six months ended June 30, 2013	For the six months ended June 30, 2012
Expected life (years)	-	2
Risk – free interest rate	-	0.40%
Expected volatility	-	178%
Dividend Yield	-	0.00%

The Company had Consultancy agreements that contain provisions for the issuance and granting of options aggregating 3,000,000 shares at $0.50 per share that were predicated on the Company reaching certain milestones in the production of gold.  None of the milestones were met and accordingly such options were not granted or issued.

During the third quarter of 2012, all the consultancy agreements noted above were terminated. As a result, the 360,000 stock options and 3,000,000 grant options were forfeited.

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 8 -                Preferred Stock

The Company has 5,000,000 preferred shares authorized that the Company’s Board of Directors may, without further action by the Company’s stockholders, direct the issuance of any authorized but unissued or unreserved shares of preferred stock in series and at the time of issuance, determine the rights, preferences and limitations of each series. The holders of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of the common stock.  Furthermore, the Board of Directors could issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of the common stock.

NOTE 9 -               Commitment and Contingencies

Lease Commitments

On December 13, 2010, the Company entered into a Lease Agreement (the "Lease Agreement") with Compania Minera Cerros Del Sur, S.A., a corporation organized under the laws of Honduras (“Cerros”) and Mayan Gold, Inc., a Nevada corporation (“Mayan Gold”) pursuant to which Cerros, the registered owner of the Corpus I, II, III and IV mining concessions and the Potosi concession, leased the Company the exclusive right to prospect, explore and mine for minerals in Corpus IV. The Lease Agreement continues until the Honduras government grants Cerros the right to assign the Corpus IV mining concession to the Company, at which time Cerros will transfer title to the mining concession to the Company.  In consideration for such rights, we issued 20,000,000 shares of common stock to Mayan Gold, the beneficial owner of a 100% interest in Corpus IV. The shares issued by the Company to Mayan Gold represent approximately 18.66% of the then issued and outstanding shares of the Company. As further consideration for the right granted, we agreed to pay Cerros an annual sum of $1,500 no later than April 1st of each year, beginning April 1, 2011.

Cerros also granted the Company an option to acquire the exclusive rights to properties known as Corpus I, II, and III mining concessions and the Potosi concession. If we desire to exercise such option, the Company must send written notice to Cerros and Mayan Gold on or before December 31, 2010. The consideration for the exercise of the option is an additional 20,000,000 shares of the Company’s common stock to be issued to Mayan Gold no later than 30 days after the date we receive all the requested documentation from Cerros in connection with the exercise of the option.

On February 22, 2011, Company entered into a Lease Agreement (the "Lease Agreement") with Cerros and Mayan Gold pursuant to which the Company exercised its option to acquire the exclusive rights to properties known as Corpus I, II, and III mining concessions and the Potosi concession and the Potosi ground lease (collectively, referred to herein as the “Property”), with the subsequent right to participate in the development of minerals from the remaining mining concessions.

The Lease Agreement continues until the Honduras government grants Cerros the right to assign the Property to the Company, at which time Cerros will transfer title to the mining concession to us. In consideration for such right, we issued 20,000,000 shares of common stock to Mayan Gold, the beneficial owner of a 100% interest in Property. The shares issued by the Company to Mayan Gold represent an additional interest of 15.72% of the then issued and outstanding shares of the Company.  As further consideration for the rights granted, we agreed to pay Cerros an annual sum of $3,200 no later than April 1st of each year with the first payment due on April 1, 2011.

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 9 –              Commitment and Contingencies - Continued

Employment Agreements

On March 22, 2011, the Company entered into a two year employment agreement with Mendel Mochkin, pursuant to which he will be employed on a part time basis.  Mr. Mochkin shall work at least one hundred (100) hours per month on behalf of the Company as the Company's Vice President.  Pursuant to the agreement, his compensation will be $120,000 annually, which shall accrue from the date of the agreement and to be paid at such time when the Company has adequate capital.   On July 25, 2011, the Company entered into a Consultancy Agreement, which replaced in its entirety the Employment Agreement between the Company and Mendel Mochkin dated March 22, 2011(See note 10).

On March 22, 2011, the Company entered into a two year employment agreement with Leonard Sternheim, pursuant to which he will be employed on a part time basis.  Mr. Sternheim shall work at least one hundred fifty (150) hours per month on behalf of the Company as its Chief Executive Officer.  Pursuant to the agreement, his compensation will be $120,000 annually, which shall accrue from the date of the agreement and to be paid at such time when the Company has adequate capital. In July 2011 this agreement was nullified.  Mr. Sternheim is currently acting in a consultancy capacity as the Company’s Chief Executive Officer (See Note 10).

Litigation:

In July of 2012, the Company was named as a defendant in a lawsuit titled George Sharp vs. Mustang Alliances, Inc. et al.  The lawsuit was filed in the Superior Court of the State of California, in San Diego County.  The lawsuit alleges violations of California restrictions on unsolicited commercial e-mail advertisers and seeks damages and punitive dames in an unspecified amount.  The Company intends to vigorously defend this lawsuit.  As of June 30, 2013, the Company has not accrued any amounts related to this lawsuit.

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 10 –            Related Parties

Consulting Agreements

On July 21, 2011, the Company entered into a consulting agreement with Lawrence H. Wolfe, pursuant to which he will work as Chief Financial Officer. Pursuant to the agreement, 100,000 shares were issued as a signing bonus for the execution and delivery of the agreement with a fair value of $24,000 (See note 7). His compensation will be $150,000 for the first 12 months, payable 60% in cash and 40% in stock. The cash portion shall be paid monthly, and the shares shall be valued based on the stock price of the last day of the preceding month and will be issued on January 1st and June 1st. On each anniversary, an option to purchase 120,000 shares of common stock at an exercise price of $0.50 per share is granted, half of the option shall vest on January 1 and half on June 1 following such grant date. As a one-time bonus, the options to purchase 250,000 shares at $0.50 per share upon production of 12,000 and 24,000 ounces of gold, respectively, and an option to purchase 500,000 shares at $0.50 per share upon production of 48,000 ounces of gold. The consulting agreement has been amended to include a $0.25 per share price floor on the valuation of the common stock. On August 31, 2012, Mr. Lawrence H. Wolfe resigned from his position as a Chief Financial Officer. As a result of Mr. Wolfe's resignation, the Consultancy Agreement dated July 25, 2011 was terminated in its entirety.  As of June 30, 2013 and December 31, 2012, accrued consulting fees of $69,200 and $71,500 were including in accrued compensation- related party, respectively.

On July 25, 2011, the Company entered into a Consultancy Agreement with Mendel Mochkin, which replaced in its entirety the Employment Agreement dated March 22, 2011 (See note 9). Pursuant to the agreement, his compensation will be $120,000 for the first 12 months, payable 60% in cash and 40% in stock. The cash portion shall be paid monthly, and the shares shall be valued based on the stock price of the last day of the preceding month and will be issued on January 1st and June 1st. On each anniversary, an option to purchase 120,000 shares of common stock at an exercise price of 0.50 per share is granted, half of option shall vest on January 1 and half on June 1 following such grant date. As a one-time bonus, the options to purchase 250,000 shares at $0.50 per share upon production of 12,000 and 24,000 ounces of gold, respectively, and an option to purchase 500,000 shares at $0.50 per share upon production of 48,000 ounces of gold. The consulting agreement has been amended to include a $0.25 per share price floor on the valuation of the common stock. On August 23, 2012, Mr. Mendel Mochkin resigned from his position as a director of the Board of Directors. As a result of Mr. Mochkin's resignation, the Consultancy Agreement dated July 25, 2011 was terminated in its entirety. The Company has agreed to indemnify Mr. Mochkin in connection with the lawsuit by George Sharp vs. Mustang Alliances, Inc. et al filed in the Superior court of the State of California, in San Diego County. As of December 31, 2012, the Company has not accrued any amounts related to this indemnification. As of December 31, 2012, total consulting fees of $57,000 owed by Company was forgiven and recorded in additional paid in capital.

MUSTANG ALLIANCES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 10 –            Related Parties - Continued

Consulting Agreements- Continued

On July 21, 2011, the Company entered into a Consultancy Agreement with Zegal and Ross Capital LLC. Pursuant to the agreement, 100,000 shares were issued as a signing bonus for the execution and delivery of the agreement with a fair value of $24,000 (See note 7). The compensation will be $120,000 for the first 12 months, payable 60% in cash and 40% in stock. The cash portion shall be paid monthly, and the shares shall be valued based on the stock price of the last day of the preceding month and will be issued on January 1st and June 1st. On each anniversary, an option to purchase 120,000 shares of common stock at an exercise price of $0.50 per share is granted, half of option shall vest on January 1st and half on June 1st following such grant date. As a one-time bonus, the options to purchase 250,000 shares at $0.50 per share upon production of 12,000 and 24,000 ounces of gold, respectively, and an option to purchase 500,000 shares at $0.50 per share upon production of 48,000 ounces of gold. The consulting agreement has been amended to include a $0.25 per share price floor on the valuation of the common stock. On July 1, 2012, the Consultancy Agreement dated July 25, 2011 was terminated in its entirety. As of June 30, 2013 and December 31, 2012, accrued consulting fees of $48,000 were including in accrued compensation- related party, respectively.

Mr. Sternheim is currently on a month-to-month arrangement at a rate of $20,000 a month. During May 2013, the Board of Directors approved resolutions to pay Mr. Sternheim a bonus of $150,000 for his service during 2011 and 2012. In addition, the Company issued a total of 30,000,000 shares of the Company’s restricted common stock to discharge $300,000 of amounts due to him at $0.01 per share. (See note 7). The difference between the grant date fair value and grant price was recorded on the statements of operations as compensation expense of $1,500,000. As of June 30, 2013 and December 31, 2012, the accrued compensation fees of $0 and $171,289 were recorded in accrued compensation- related party, respectively.

NOTE 11 –            Subsequent Events

On February 28, 2013, we issued a Promissory Note in the principal amount of $100,000 to Silverlint International SA. The note was convertible at the rate of $0.01 per share. During July 2013, the holder converted the note into 10,000,000 shares.

On February 28, 2013, we issued a Promissory Note in the principal amount of $100,000 to Chesswood Holdings SA. The note was convertible at the rate of $0.01 per share. During July 2013, the holder converted the note into 10,000,000 shares.

On April 20, 2013, we issued a Promissory Note in the principal amount of $100,000 to Binyomin Gordon. The note was convertible at the rate of $0.01 per share. During July 2013, the holder converted the note into 10,000,000 shares.

Exhibits

Exhibit	Description

3.1
Articles of Incorporation of Registrant (filed as Exhibit 3.1 to Registration Statement on Form S-1, filed with the SEC on January 2, 2008 and declared effective on January 30, 2008, file no. 333-148431).

3.2	By-Laws of Registrant (filed as Exhibit 3.2 to Registration Statement on Form S-1, filed with the SEC on January 2, 2008 and declared effective on January 30, 2008, file no. 333-148431).

4.1	Specimen Common Stock certificate (filed as Exhibit 4.1 to Registration Statement on Form S-1, filed with the SEC on January 2, 2008 and declared effective on January 30, 2008, file no. 333-148431).

4.2	Promissory Note dated November 22, 2011 by the Registrant in favor of Sara Laufer (filed as Exhibit 4.1 to the Current Report filed with the SEC on November 30, 2010)

4.3
Promissory Note dated January 10, 2011 in the original principal amount of $50,000 from Mustang Alliances, Inc. to Landolt Holdings, Inc. (filed as Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on January 10, 2011)

4.4	Convertible Promissory Note dated March 28, 2011 in the original principal amount of $25,000 (filed as Exhibit 4.4 to the Annual Report on Form 10-K filed with the SEC on April 14, 2011)

4.5	8% Promissory Note dated March 28, 2012 issued to First Line Capital. (filed as Exhibit 4.5 to the Annual Report on Form 10-K filed with the SEC on April 9, 2012)

4.6
Secured Convertible Promissory Note, dated June 24, 2013, in the original principal amount of $1,350,000 payable to Carlton Family Office Ltd. (filed as Exhibit 4.6 to the Current Report on Form 8-K filed with the SEC on July 3, 2013)

4.7	Promissory Note, dated February 15, 2013 in the principal amount of $45,000 to Rabbi Solomon Kluger School, Inc.

4.8	Promissory Note, dated February 28, 2013 in the principal amount of $100,000 to Silverlint International SA.

4.9	Promissory Note, dated February 28, 2013 in the principal amount of $100,000 to Chessword Holdings SA.

4.10	Promissory Note, dated April 20, 2013 in the principal amount of $100,000 to Binyomin Gordon.

5.1	Legal Opinion (filed as Exhibit 5.1 to the Registration Statement on Form S-1 filed with the SEC on July 11, 2013)

10.1
Lease Agreement dated December 13, 2010, among Compana Minera Cerros Del Sur, S.A., Mayan Gold, Inc. and Mustang Alliance, Inc. (filed as Exhibit 10.2 to the Current Report filed with the SEC on December 14, 2010)

10.3
Lease Agreement dated February 22, 2011, among Compana Minera Cerros Del Sur, S.A., Mayan Gold, Inc. and Mustang Alliance, Inc. (filed as Exhibit 10.4 to the Current Report filed with the SEC on March 1, 2011)

10.4
Undertaking dated December 2010 among Compana Minera Cerros Del Sur, S.A., Mayan Gold, Inc., Razor Resources, Inc. and Mustang Alliance, Inc. (filed as Exhibit 10.3 to the Current Report filed with the SEC on December 14, 2010)

10.6	Employment Agreement dated March 22, 2011, between Mustang Alliances, Inc. and Leonard Sternheim (filed as Exhibit 10.5 to the Current Report filed with the SEC on March 23, 2011)

10.7	Employment Agreement dated March 22, 2011, between Mustang Alliances, Inc. and Mendel Mochkin (filed as Exhibit 10.6 to the Current Report filed with the SEC on March 23, 2011)

10.8	Release and Indemnification Agreement dated July 19, 2011, between Mustang Alliances, Inc. and Mark Holcombe (filed as Exhibit 10.8 to the Current Report filed with the SEC on July 22, 2011)

10.9	Consultancy Agreement dated July 21, 2011 between Mustang Alliances, Inc. and Lawrence Wolfe (filed as Exhibit 10.9 to the Current Report filed with the SEC on July 22, 2011)

10.10	Consultancy Agreement dated July 21, 2011 return Mustang Alliances Inc. and legal and his Capital, LLC (filed as Exhibit 10.10 to the Annual Report on Form 10-K filed with the SEC on April 9, 2012)

10.11	Form of Regulation S Subscription Agreement (filed as Exhibit 10.11 to the Annual Report on Form 10-K filed with the SEC on April 9, 2012)

10.12	Securities Purchase Agreement, dated June 24, 2013, between Mustang Alliances, Inc. and Carlton Family Office Ltd. (filed as Exhibit 10.12 to the Current Report on Form 8-K filed with the SEC on July 3, 2013)

10.13	Warrant, dated June 28, 2013, issued by Mustang Alliances, Inc. to Carlton Family Office Ltd. (filed as Exhibit 10.13 to the Current Report on Form 8-K filed with the SEC on July 3, 2013)

10.14	Registration Rights Agreement, dated June 24, 2013, between Mustang Alliances, Inc. and Carlton Family Office Ltd. (filed as Exhibit 10.14 to the Current Report on Form 8-K filed with the SEC on July 3, 2013)

10.15	Agreement, dated June 24, 2013, between Mustang Alliances, Inc. and Carlton Family Office Ltd. (filed as Exhibit 10.15 to the Current Report on Form 8-K filed with the SEC on July 3, 2013)

23.1	Consent of Independent Registered Public Accounting Firm

Undertakings

The undersigned Registrant hereby undertakes:

(a)   (1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Miami, State of Florida  on October 10, 2013.

MUSTANG ALLIANCES, INC.

By:	/s/ Leonard Sternheim
Name:	Leonard Sternheim
Title:	Chief Executive Officer
(Principal Executive, Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates   indicated.

Signature	Title	Date

/s/ Leonard Sternheim
Leonard Sternheim	Chief Executive Officer, Treasurer, Secretary and Director	October 10, 2013
(Principal Executive, Financial and Accounting Officer)

/s/ Robert Faber
Robert Faber	President and Director	October 10, 2013